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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-252669

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee(1)

2.125% Notes due 2031	US$1,500,000,000	99.839%	US$1,497,585,000	US$163,386.52

2.700% Notes due 2041	US$1,000,000,000	99.265%	US$992,650,000	US$108,298.12

3.150% Notes due 2051	US$1,500,000,000	99.981%	US$1,499,715,000	US$163,618.91

3.250% Notes due 2061	US$1,000,000,000	99.978%	US$999,780,000	US$109,076.00

(1)
Calculated in accordance with Rule 457(r) and Rule 457(o) of the Securities Act of 1933, as amended. The total registration fee due for this offering is US$544,379.55.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-252669

Prospectus Supplement
(to Prospectus dated February 2, 2021)

US$5,000,000,000

Alibaba Group Holding Limited

US$1,500,000,000 2.125% Notes due 2031
US$1,000,000,000 2.700% Notes due 2041
US$1,500,000,000 3.150% Notes due 2051
US$1,000,000,000 3.250% Notes due 2061

We are offering US$1,500,000,000 of our 2.125% Notes due 2031 (the "2031 Notes"), US$1,000,000,000 of our 2.700% Notes due 2041 (the "2041 Notes" or the "Sustainability Notes"), US$1,500,000,000 of our 3.150% Notes due 2051 (the "2051 Notes"), US$1,000,000,000 of our 3.250% Notes due 2061 (the "2061 Notes" and, together with the 2031 Notes, the 2041 Notes and the 2051 Notes, the "Notes"). The 2031 Notes will mature on February 9, 2031, the 2041 Notes will mature on February 9, 2041, the 2051 Notes will mature on February 9, 2051 and the 2061 Notes will mature on February 9, 2061. Interest on the Notes will accrue from February 9, 2021 and be payable on February 9 and August 9 of each year, beginning on August 9, 2021.

We may at our option redeem the Notes at any time, in whole or in part, at a price equal to the greater of 100% of the principal amount of such Notes and the make whole amount plus accrued and unpaid interest, if any, to (but not including) the redemption date. We may also redeem the Notes at any time upon the occurrence of certain tax events. Upon the occurrence of a triggering event, we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. For a more detailed description of the Notes, see "Description of the Notes" in this prospectus supplement.

The Notes are our senior unsecured obligations and will: rank senior in right of payment to all of our existing and future obligations expressly subordinated in right of payment to the Notes; rank at least equal in right of payment with all of our existing and future unsecured unsubordinated obligations (subject to any priority rights pursuant to applicable law); be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets serving as security therefor; and be structurally subordinated to all existing and future obligations and other liabilities of our subsidiaries and consolidated affiliated entities.

Investing in the Notes involves certain risks. See the "Risk Factors" beginning on page S-33 of this prospectus supplement.

	Public Offering Price(1)	Underwriting Discounts	Proceeds to us(1)

Per 2031 Note	99.839%	0.275%	99.564%

Total	US$1,497,585,000	US$4,125,000	US$1,493,460,000

Per 2041 Note	99.265%	0.575%	98.690%

Total	US$992,650,000	US$5,750,000	US$986,900,000

Per 2051 Note	99.981%	0.575%	99.406%

Total	US$1,499,715,000	US$8,625,000	US$1,491,090,000

Per 2061 Note	99.978%	0.650%	99.328%

Total	US$999,780,000	US$6,500,000	US$993,280,000

(1)
Plus accrued interest, if any, from February 9, 2021, if settlement occurs after that date.

Neither the Securities Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Approval in-principle has been received for the listing and quotation of the Notes on the Singapore Exchange Securities Trading Limited, or the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or information contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, any of our subsidiaries or affiliates or the Notes. Currently, there is no public trading market for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require.

We expect to deliver the Notes to investors through the book-entry delivery system of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking, S.A., or Clearstream, on or about February 9, 2021, which is the third business day following the date of this prospectus supplement. Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date.

Joint Bookrunners

Citigroup	Credit Suisse	Morgan Stanley	J.P. Morgan	CICC

Co-Managers

ANZ	Bank of China (Hong Kong)	BNP PARIBAS	DBS Bank Ltd.	HSBC	ING	Mizuho	Wells Fargo

Prospectus Supplement dated February 4, 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer of the Notes in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Notification under Section 309B of the Singapore Securities and Futures Act, Chapter 289: The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 2, 2021 included in the registration statement on Form F-3 (No. 333-252669), which provides more general information. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying prospectus," we are referring to the accompanying prospectus as updated through incorporation by reference.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

  •
  "ADSs" are to the American depositary shares, each of which represents eight Shares;

  •
  "Alibaba," "Alibaba Group," "company," "our company," "we," "our" or "us" are to Alibaba Group Holding Limited, a company incorporated in the Cayman Islands with limited liability on June 28, 1999 and, where the context requires, its consolidated subsidiaries and its affiliated consolidated entities, including its variable interest entities and their subsidiaries, from time to time;

  •
  "Ant Group" are to Ant Group Co., Ltd. (formerly known as Ant Financial), a company organized under the laws of the PRC on October 19, 2000 and, as context requires, its consolidated subsidiaries; we hold 33% of the equity interest in Ant Group;

  •
  "board" and "board of directors" are to our board of directors, unless otherwise stated;

  •
  "China" and the "PRC" are to the People's Republic of China;

  •
  "director(s)" are to member(s) of our board, unless otherwise stated;

  •
  "DTC" are to The Depository Trust Company, the central book-entry clearing and settlement system for the Notes;

  •
  "Eligible Projects" are to investments and expenditures made by us or any of our subsidiaries in assets and projects that are aligned with one or more of the project categories set forth in the "Use of Proceeds — Use of Proceeds for the Sustainability Notes."

  •
  "foreign private issuer" are to such term as defined in Rule 3b-4 under the U.S. Exchange Act;

  •
  "Hong Kong" or "Hong Kong S.A.R." are to the Hong Kong Special Administrative Region of the PRC;

  •
  "Hong Kong Stock Exchange" are to The Stock Exchange of Hong Kong Limited;

  •
  "NYSE" are to the New York Stock Exchange;

  •
  "RMB" or "Renminbi" are to Renminbi, the legal currency of the PRC;

  •
  "SEC" are to the United States Securities and Exchange Commission;

  •
  "shareholder(s)" are to holder(s) of Shares and, where the context requires, ADSs;

  •
  "Share(s)" are to ordinary share(s) in our capital with par value of US$0.000003125 each;

  •
  "U.S." or "United States" are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

  •
  "US$" or "U.S. dollars" are to the legal currency of the United States;

  •
  "U.S. Exchange Act" are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

  •
  "U.S. GAAP" are to accounting principles generally accepted in the United States;

  •
  "variable interest entities" or "VIE(s)" are to our variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the Internet content provider licenses, or ICP licenses, or other business operation licenses or approvals, and generally operate the various websites and/or mobile apps for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries; and

  •
  "VAT" are to value-added tax; all amounts are exclusive of VAT in this prospectus supplement except where indicated otherwise.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus supplement were made at RMB6.7896 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2020. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, at the rates stated below, or at all.

 FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the "Safe Harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These forward-looking statements can be identified by words or phrases such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "potential," "continue," "ongoing," "targets," "guidance," and similar expressions. The forward-looking statements included in this prospectus relate to, among others:

  •
  our growth strategies and business plans;

  •
  our future business development, results of operations and financial condition;

  •
  trends in commerce, the overall technology and the other industries in which we operate, both in China and globally;

  •
  competition in our industries;

  •
  fluctuations in general economic and business conditions in China and globally;

  •
  expected changes in our revenues and certain cost and expense items and our margins;

  •
  the completion of our investment transactions and regulatory approvals as well as other conditions that must be met in order to complete investment transactions;

  •
  expected results of regulatory investigations, litigations and other proceedings;

  •
  the completion of the process of enhancing the structure of our material variable interest entities and certain other variable interest entities;

  •
  international trade policies, protectionist policies and other policies (including those relating to export control and economic or trade sanctions) that could place restrictions on economic and commercial activity;

  •
  the regulatory environment in which we and companies integral to our ecosystem, including Ant Group, operate in China and globally;

  •
  impacts of the COVID-19 pandemic;

  •
  our sustainability goals; and

  •
  assumptions underlying or related to any of the foregoing.

Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement. We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made herein and are based on current expectations, assumptions, estimates and projections. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events unless required by applicable laws and regulations. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus supplement, including the section titled "Risk Factors" of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including "Updated Risk Factors"and "Updated Information Relating to Alibaba Group," our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See "Incorporation of Documents by Reference."

Company Overview

To fulfill our mission "to make it easy to do business anywhere," we enable businesses to transform the way they market, sell and operate and improve their efficiencies. We provide the technology infrastructure and marketing reach to help merchants, brands and other businesses to leverage the power of new technology to engage with their users and customers and operate in a more efficient way. Our businesses are comprised of core commerce, cloud computing, digital media and entertainment, and innovation initiatives. In addition, Ant Group, an unconsolidated related party, provides digital payment services and offers digital financial services for consumers and merchants on our platforms. An ecosystem has flourished around our platforms and businesses that consists of consumers, merchants, brands, retailers, third-party service providers, strategic alliance partners and other businesses.

Recent Developments

On February 2, 2021, we announced our financial results as of and for the quarter ended December 31, 2020 presented below. The consolidated financial results for the three months ended December 31, 2019 and 2020 and the nine months ended December 31, 2019 and 2020 included in this prospectus supplement have not been audited or reviewed by our independent registered public accounting firm, PricewaterhouseCoopers.

Unless otherwise stated, all translations of RMB into US$ in this section titled "Recent Developments" were made at RMB6.5250 to US$1.00, the exchange rate on December 31, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board, and all translations of RMB into HK$ were made at RMB0.84164 to HK$1.00, the middle rate on December 31, 2020 as published by the People's Bank of China.

Unaudited Consolidated Income Statements Data

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions, except per share data)			(in millions, except per share data)
Revenue	161,456	221,084	33,883	395,397	529,894	81,210
Cost of revenue	(84,332)	(121,268)	(18,585)	(209,865)	(295,751)	(45,326)
Product development expenses	(11,077)	(13,607)	(2,086)	(32,493)	(43,934)	(6,733)
Sales and marketing expenses	(15,800)	(25,343)	(3,884)	(38,494)	(56,366)	(8,639)
General and administrative expenses	(7,415)	(8,692)	(1,332)	(20,326)	(27,490)	(4,213)
Amortization of intangible assets	(3,272)	(3,172)	(486)	(9,344)	(9,012)	(1,381)
Impairment of goodwill	—	—	—	(576)	—	—

Income from operations	39,560	49,002	7,510	84,299	97,341	14,918
Interest and investment income, net	17,136	40,036	6,135	80,671	72,683	11,139
Interest expense	(1,309)	(1,092)	(167)	(4,015)	(3,316)	(508)
Other income, net	987	2,826	433	6,259	5,467	838

Income before income tax and share of results of equity method investees	56,374	90,772	13,911	167,214	172,175	26,387
Income tax expenses	(8,407)	(9,194)	(1,409)	(17,934)	(22,229)	(3,407)
Share of results of equity method investees	2,165	(3,601)	(552)	(9,278)	992	152

Net income	50,132	77,977	11,950	140,002	150,938	23,132
Net loss attributable to noncontrolling interests	2,042	1,558	239	6,211	5,006	767

Net income attributable to Alibaba Group Holding Limited	52,174	79,535	12,189	146,213	155,944	23,899
Accretion of mezzanine equity	135	(108)	(16)	(112)	(157)	(24)

Net income attributable to ordinary shareholders	52,309	79,427	12,173	146,101	155,787	23,875

Earnings per share attributable to ordinary shareholders(1)
Basic	2.48	3.67	0.56	7.00	7.21	1.10
Diluted	2.44	3.61	0.55	6.89	7.09	1.09
Earnings per ADS attributable to ordinary shareholders(1)
Basic	19.87	29.36	4.50	55.98	57.68	8.84
Diluted	19.55	28.85	4.42	55.14	56.71	8.69
Weighted average number of shares used in calculating earnings per ordinary share (million shares)(1)
Basic	21,058	21,643		20,878	21,608
Diluted	21,393	22,021		21,187	21,969

(1)
Each ADS represents eight ordinary shares.

Information About Segments

The following table sets forth our revenue by segments for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Core commerce(1)	141,475	195,541	29,968	342,239	459,781	70,465
Cloud computing(2)	10,721	16,115	2,470	27,799	43,359	6,645
Digital media and entertainment(3)(5)	8,028	8,079	1,238	21,896	23,139	3,546
Innovation initiatives and others(4)(5)	1,232	1,349	207	3,463	3,615	554

Total	161,456	221,084	33,883	395,397	529,894	81,210

(1)
Revenue from core commerce is primarily generated from our China retail marketplaces, Freshippo, Sun Art, 1688.com, Lazada, AliExpress, Alibaba.com, local consumer services and Cainiao logistics services.

(2)
Revenue from cloud computing is primarily generated from the provision of services, such as elastic computing, database, storage, network virtualization services, large scale computing, security, management and application services, big data analytics, a machine learning platform and IoT services.

(3)
Revenue from digital media and entertainment is primarily generated from Youku, online games business and UCWeb.

(4)
Revenue from innovation initiatives and others is primarily generated from businesses such as Amap, Tmall Genie and other innovation initiatives. Other revenue also includes SME annual fee received from Ant Group and its affiliates.

(5)
Beginning on April 1, 2020, we reclassified revenue from our self-developed online games business, which was previously reported under the innovation initiatives and others segment, as revenue from digital media and entertainment segment because it has moved beyond the incubation stage. This reclassification conforms to the way that we manage and monitor segment performance. Comparative figures were reclassified to conform to this presentation.

The following table sets forth our income (loss) from operations by segments for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Core commerce	51,347	59,513	9,120	118,465	135,599	20,781
Cloud computing	(1,822)	(2,044)	(313)	(5,259)	(7,614)	(1,167)
Digital media and entertainment(1)	(4,094)	(2,387)	(366)	(10,911)	(6,756)	(1,035)
Innovation initiatives and others(1)	(2,722)	(3,454)	(529)	(8,464)	(11,301)	(1,732)
Unallocated	(3,149)	(2,626)	(402)	(9,532)	(12,587)	(1,929)

Total	39,560	49,002	7,510	84,299	97,341	14,918

(1)
Beginning on April 1, 2020, we reclassified the results of our self-developed online games business, which was previously reported under the innovation initiatives and others segment, to the digital media and entertainment segment because it has moved beyond the incubation stage. This reclassification conforms to the way that we manage and monitor segment performance. Comparative figures were reclassified to conform to this presentation.

The following table sets forth our adjusted EBITA by segments for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Core commerce	58,075	66,637	10,213	137,674	163,832	25,108
Cloud computing	(356)	24	3	(1,235)	(474)	(72)
Digital media and entertainment(1)	(3,400)	(1,389)	(213)	(8,111)	(3,420)	(524)
Innovation initiatives and others(1)	(1,768)	(1,992)	(305)	(5,379)	(7,078)	(1,085)
Unallocated	(1,889)	(2,027)	(311)	(5,640)	(5,019)	(769)

Total	50,662	61,253	9,387	117,309	147,841	22,658

(1)
Beginning on April 1, 2020, we reclassified the results of our self-developed online games business, which was previously reported under the innovation initiatives and others segment, to the digital media and entertainment segment because it has moved beyond the incubation stage. This reclassification conforms to the way that we manage and monitor segment performance. Comparative figures were reclassified to conform to this presentation.

The table below sets forth selected financial information of our operating segments for the periods indicated:

	Three months ended December 31, 2020
	Core commerce		Cloud computing	Digital media and entertainment(1)	Innovation initiatives and others(1)	Unallocated(2)	Consolidated
	RMB		RMB	RMB	RMB	RMB	RMB	US$
	(in millions, except percentages)
Revenue	195,541		16,115	8,079	1,349	—	221,084	33,883
Income (Loss) from operations	59,513		(2,044)	(2,387)	(3,454)	(2,626)	49,002	7,510
Add: Share-based compensation expense	4,269		2,063	770	1,439	538	9,079	1,391
Add: Amortization of intangible assets	2,855		5	228	23	61	3,172	486

Adjusted EBITA	66,637	(3)	24	(1,389)	(1,992)	(2,027)	61,253	9,387

Adjusted EBITA margin	34%		0%	(17)%	(148)%		28%

	Three months ended December 31, 2019
	Core commerce	Cloud computing	Digital media and entertainment(1)	Innovation initiatives and others(1)	Unallocated(2)	Consolidated
	RMB	RMB	RMB	RMB	RMB	RMB
	(in millions, except percentages)
Revenue	141,475	10,721	8,028	1,232	—	161,456
Income (Loss) from operations	51,347	(1,822)	(4,094)	(2,722)	(3,149)	39,560
Add: Share-based compensation expense	3,863	1,460	364	931	1,212	7,830
Add: Amortization of intangible assets	2,865	6	330	23	48	3,272

Adjusted EBITA	58,075	(356)	(3,400)	(1,768)	(1,889)	50,662

Adjusted EBITA margin	41%	(3)%	(42)%	(144)%		31%

(1)
Beginning on April 1, 2020, we reclassified the results of our self-developed online games business, which was previously reported under the innovation initiatives and others segment, to the digital media and entertainment segment because it has moved beyond the incubation stage. This reclassification conforms to the way that we manage and monitor segment performance. Comparative figures were reclassified to conform to this presentation.

(2)
Unallocated expenses primarily relate to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(3)
Marketplace-based core commerce adjusted EBITA for the quarter ended December 31, 2020 was RMB73,327 million (US$11,238 million). See "—Reconciliations of Non-GAAP Measures to the Nearest Comparable U.S. GAAP Measures."

The table below sets forth selected financial information of our operating segments for the nine months ended December 31, 2020:

	Nine months ended December 31, 2020
	Core commerce		Cloud computing	Digital media and entertainment(1)	Innovation initiatives and others(1)	Unallocated(2)	Consolidated
	RMB		RMB	RMB	RMB	RMB	RMB	US$
	(in millions, except percentages)
Revenue	459,781		43,359	23,139	3,615	—	529,894	81,210
Income (Loss) from operations	135,599		(7,614)	(6,756)	(11,301)	(12,587)	97,341	14,918
Add: Share-based compensation expense	20,177		7,123	2,635	4,156	7,397	41,488	6,359
Add: Amortization of intangible assets	8,056		17	701	67	171	9,012	1,381

Adjusted EBITA	163,832	(3)	(474)	(3,420)	(7,078)	(5,019)	147,841	22,658

Adjusted EBITA margin	36%		(1)%	(15)%	(196)%		28%

	Nine months ended December 31, 2019
	Core commerce	Cloud computing	Digital media and entertainment(1)	Innovation initiatives and others(1)	Unallocated(2)	Consolidated
	RMB	RMB	RMB	RMB	RMB	RMB
	(in millions, except percentages)
Revenue	342,239	27,799	21,896	3,463	—	395,397
Income (Loss) from operations	118,465	(5,259)	(10,911)	(8,464)	(9,532)	84,299
Add: Share-based compensation expense	11,074	4,007	1,810	3,022	3,177	23,090
Add: Amortization of intangible assets	8,135	17	990	63	139	9,344
Add: Impairment of goodwill	—	—	—	—	576	576

Adjusted EBITA	137,674	(1,235)	(8,111)	(5,379)	(5,640)	117,309

Adjusted EBITA margin	40%	(4)%	(37)%	(155)%		30%

(1)
Beginning on April 1, 2020, we reclassified the results of our self-developed online games business, which was previously reported under the innovation initiatives and others segment, to the digital media and entertainment segment because it has moved beyond the incubation stage. This reclassification conforms to the way that we manage and monitor segment performance. Comparative figures were reclassified to conform to this presentation.

(2)
Unallocated expenses primarily relate to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(3)
Marketplace-based core commerce adjusted EBITA for the nine-months ended December 31, 2020 was RMB179,743 million (US$27,547 million). A reconciliation of adjusted EBITA for core commerce to marketplace-based core commerce adjusted EBITA is included below. See "—Reconciliations of Non-GAAP Measures to the Nearest Comparable U.S. GAAP Measures."

Unaudited Consolidated Balance Sheets Data

	As of March 31,	As of December 31,
	2020	2020
	RMB	RMB	US$
	(in millions)
Assets
Current assets:
Cash and cash equivalents	330,503	312,137	47,837
Short-term investments	28,478	144,177	22,096
Restricted cash and escrow receivables	15,479	16,431	2,518
Equity securities and other investments	4,234	5,847	896
Prepayments, receivables and other assets	84,229	119,134	18,259

Total current assets	462,923	597,726	91,606
Equity securities and other investments	161,329	240,259	36,821
Prepayments, receivables and other assets	57,985	97,357	14,921
Investment in equity method investees	189,632	185,509	28,430
Property and equipment, net	103,387	147,082	22,541
Intangible assets, net	60,947	73,940	11,332
Goodwill	276,782	293,393	44,964

Total assets	1,312,985	1,635,266	250,615

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities:
Current bank borrowings	5,154	5,272	808
Current unsecured senior notes	—	9,775	1,498
Income tax payable	20,190	28,414	4,354
Escrow money payable	3,014	298	46
Accrued expenses, accounts payable and other liabilities	161,536	224,910	34,469
Merchant deposits	13,640	28,142	4,313
Deferred revenue and customer advances	38,338	61,349	9,402

Total current liabilities	241,872	358,160	54,890
Deferred revenue	2,025	2,723	417
Deferred tax liabilities	43,898	59,031	9,047
Non-current bank borrowings	39,660	38,151	5,847
Non-current unsecured senior notes	80,616	64,501	9,885
Other liabilities	25,263	30,346	4,651

Total liabilities	433,334	552,912	84,737

Commitments and contingencies	—	—	—
Mezzanine equity	9,103	8,443	1,294
Shareholders' equity:
Ordinary shares	1	1	—
Additional paid-in capital	343,707	388,755	59,579
Treasury shares at cost	—	(773)	(118)
Subscription receivables	(51)	(47)	(7)
Statutory reserves	6,100	7,150	1,096
Accumulated other comprehensive loss	(643)	(19,206)	(2,944)
Retained earnings	406,287	561,181	86,005

Total shareholders' equity	755,401	937,061	143,611
Noncontrolling interests	115,147	136,850	20,973

Total equity	870,548	1,073,911	164,584

Total liabilities, mezzanine equity and equity	1,312,985	1,635,266	250,615

Unaudited Condensed Consolidated Statements of Cash Flows Data

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Net cash provided by operating activities(1)	96,505	103,208	15,817	178,443	207,603	31,817
Net cash used in investing activities(1)	(32,588)	(79,712)	(12,216)	(75,077)	(216,493)	(33,179)
Net cash provided by (used in) financing activities	61,287	(5,685)	(871)	67,886	(188)	(29)
Effect of exchange rate changes on cash and cash equivalents, restricted cash and escrow receivables	(1,952)	(4,132)	(634)	1,778	(8,336)	(1,278)

Increase (Decrease) in cash and cash equivalents, restricted cash and escrow receivables	123,252	13,679	2,096	173,030	(17,414)	(2,669)
Cash and cash equivalents, restricted cash and escrow receivables at beginning of period	248,272	314,889	48,259	198,494	345,982	53,024

Cash and cash equivalents, restricted cash and escrow receivables at end of period	371,524	328,568	50,355	371,524	328,568	50,355

(1)
We adopted ASU 2019-02, "Entertainment—Films—Other Assets—Film Costs (Subtopic 926-20) and Entertainment—Broadcasters—Intangibles—Goodwill and Other (Subtopic 920-350)," on April 1, 2020. As a result of our adoption of this new accounting update, we are now reporting cash outflows for the acquisition of licensed copyrights as operating activities in the consolidated statements of cash flows prospectively beginning on April 1, 2020. Prior to our adoption of ASU 2019-02, cash outflows for the acquisition of licensed copyrights were previously classified as investing activities in the consolidated statements of cash flows.

Non-GAAP financial measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: for our consolidated results, adjusted EBITDA (including adjusted EBITDA margin), adjusted EBITA (including adjusted EBITA margin), marketplace-based core commerce adjusted EBITA, non-GAAP net income, non-GAAP diluted earnings per share/ADS and free cash flow. For more information on these non-GAAP financial measures, please refer to the section entitled "Reconciliations of Non-GAAP Measures to the Nearest Comparable U.S. GAAP Measures."

We believe that adjusted EBITDA, adjusted EBITA, marketplace-based core commerce adjusted EBITA, non-GAAP net income and non-GAAP diluted earnings per share/ADS help identify underlying trends in our business that could otherwise be distorted by the effect of certain income or expenses that we include in income from operations, net income and diluted earnings per share/ADS. We believe that these non-GAAP measures provide useful information about our core operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making. We present three different income measures, namely adjusted EBITDA, adjusted EBITA and non-GAAP net income, as well as one measure that provides supplemental information on our core commerce segment, namely marketplace-based core commerce adjusted EBITA, in order to provide more information and greater transparency to investors about our operating results.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic corporate transactions, including investing in our new business initiatives, making strategic investments and acquisitions and strengthening our balance sheet.

Adjusted EBITDA, adjusted EBITA, marketplace-based core commerce adjusted EBITA, non-GAAP net income, non-GAAP diluted earnings per share/ADS and free cash flow should not be considered in isolation or construed as an alternative to income from operations, adjusted EBITA for core commerce, net income, diluted earnings per share/ADS, cash flows or any other measure of performance or as an indicator of our operating performance. These non-GAAP financial measures presented here do not have standardized meanings prescribed by U.S. GAAP and may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data.

Adjusted EBITDA represents net income before (i) interest and investment income, net, interest expense, other income, net, income tax expenses and share of results of equity method investees, (ii) certain non-cash expenses, consisting of share-based compensation expense, amortization of intangible assets, depreciation of property and equipment, operating lease cost relating to land use rights and impairment of goodwill, which we do not believe are reflective of our core operating performance during the periods presented.

Adjusted EBITA represents net income before (i) interest and investment income, net, interest expense, other income, net, income tax expenses and share of results of equity method investees, (ii) certain non-cash expenses, consisting of share-based compensation expense, amortization of intangible assets and impairment of goodwill, which we do not believe are reflective of our core operating performance during the periods presented.

Marketplace-based core commerce adjusted EBITA represents adjusted EBITA for core commerce excluding the effects of (i) local consumer services, (ii) Lazada, (iii) New Retail and direct import and (iv) Cainiao Network. Marketplace-based core commerce adjusted EBITA reflects the performance of our most established businesses, namely, those of our China retail marketplaces and wholesale marketplaces which primarily adopt a marketplace-based approach. By excluding certain businesses that are in the earlier stages of their development and with business approaches that continue to evolve, marketplace-based core commerce adjusted EBITA enables investors to clearly evaluate the performance of our most established businesses on a like-for-like basis.

Non-GAAP net income represents net income before share-based compensation expense, amortization of intangible assets, impairment of investments and goodwill, gain or loss on deemed disposals/disposals/revaluation of investments, gain in relation to the receipt of the 33% equity interest in Ant Group, amortization of excess value receivable arising from the restructuring of commercial arrangements with Ant Group and others, as adjusted for the tax effects on non-GAAP adjustments.

Non-GAAP diluted earnings per share represents non-GAAP net income attributable to ordinary shareholders divided by the weighted average number of shares outstanding during the periods on a diluted basis. Non-GAAP diluted earnings per ADS represents non-GAAP diluted earnings per share after adjustment to the ordinary share-to-ADS ratio.

Free cash flow represents net cash provided by operating activities as presented in our consolidated cash flow statement less purchases of property and equipment (excluding acquisition of land use rights and construction in progress relating to office campuses) and other intangible assets, as well as adjustments to exclude from net cash provided by operating activities the consumer protection fund deposits from merchants on our China retail marketplaces. Prior to April 1, 2020, we also deducted acquisition of licensed copyrights from cash flows from investing activities. After our adoption of ASU 2019-02, "Entertainment—Films—Other Assets—Film Costs (Subtopic 926-20) and Entertainment—Broadcasters—Intangibles—Goodwill and Other (Subtopic 920-350)," on April 1, 2020, we changed the classification of cash outflows for the acquisition of licensed copyrights from investing activities to operating activities in the consolidated statements of cash flows, prospectively beginning on April 1, 2020. We deduct certain items of cash flows from investing activities in order to provide greater transparency into cash flow from our revenue-generating business operations. We exclude "acquisition of land use rights and construction in progress relating to office campuses" because the office campuses are used by us for corporate and administrative purposes and are not directly related to our revenue-generating business operations. We also exclude consumer protection fund deposits from merchants on our China retail marketplaces because these deposits are restricted for the purpose of compensating consumers for claims against merchants.

The section entitled "Reconciliations of Non-GAAP Measures to the Nearest Comparable U.S. GAAP Measures" has more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

Reconciliations of Non-GAAP Measures to the Nearest Comparable U.S. GAAP Measures

The table below sets forth a reconciliation of our net income to adjusted EBITA and adjusted EBITDA for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Net income	50,132	77,977	11,950	140,002	150,938	23,132
Less: Interest and investment income, net	(17,136)	(40,036)	(6,135)	(80,671)	(72,683)	(11,139)
Add: Interest expense	1,309	1,092	167	4,015	3,316	508
Less: Other income, net	(987)	(2,826)	(433)	(6,259)	(5,467)	(838)
Add: Income tax expenses	8,407	9,194	1,409	17,934	22,229	3,407
Add: Share of results of equity method investees	(2,165)	3,601	552	9,278	(992)	(152)

Income from operations	39,560	49,002	7,510	84,299	97,341	14,918
Add: Share-based compensation expense	7,830	9,079	1,391	23,090	41,488	6,359
Add: Amortization of intangible assets	3,272	3,172	486	9,344	9,012	1,381
Add: Impairment of goodwill	—	—	—	576	—	—

Adjusted EBITA	50,662	61,253	9,387	117,309	147,841	22,658
Add: Depreciation of property and equipment, and operating lease cost relating to land use rights	5,218	7,127	1,093	14,910	19,103	2,927

Adjusted EBITDA	55,880	68,380	10,480	132,219	166,944	25,585

The table below sets forth a reconciliation of adjusted EBITA for core commerce to marketplace-based core commerce adjusted EBITA for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Adjusted EBITA for core commerce	58,075	66,637	10,213	137,674	163,832	25,108
Less: Effects of local consumer services, Lazada, New Retail and direct import and Cainiao Network	8,296	6,690	1,025	21,107	15,911	2,439

Marketplace-based core commerce adjusted EBITA	66,371	73,327	11,238	158,781	179,743	27,547

The table below sets forth a reconciliation of our net income to non-GAAP net income for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Net income	50,132	77,977	11,950	140,002	150,938	23,132
Add: Share-based compensation expense	7,830	9,079	1,391	23,090	41,488	6,359
Add: Amortization of intangible assets	3,272	3,172	486	9,344	9,012	1,381
Add: Impairment of investments and goodwill	4,842	8,436	1,293	24,947	14,205	2,177
Less: Gain on deemed disposals/disposals/ revaluation of investments and others	(17,015)	(37,639)	(5,768)	(15,098)	(69,390)	(10,635)
Less: Gain in relation to the receipt of the 33% equity interest in Ant Group	(2,336)	—	—	(71,561)	—	—
Add: Amortization of excess value receivable arising from the restructuring of commercial arrangements with Ant Group	—	—	—	97	—	—
Adjusted for tax effects on non-GAAP adjustments(1)	(232)	(1,818)	(278)	(629)	(484)	(74)

Non-GAAP net income	46,493	59,207	9,074	110,192	145,769	22,340

(1)
Tax effects on non-GAAP adjustments primarily comprised of tax effects relating to certain gains and losses from investments, share-based compensation expense and amortization of intangible assets.

The table below sets forth a reconciliation of our diluted earnings per share/ADS to non-GAAP diluted earnings per share/ADS for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions, except per share data)			(in millions, except per share data)
Net income attributable to ordinary shareholders—basic	52,309	79,427	12,173	146,101	155,787	23,875
Dilution effect on earnings arising from option plans operated by equity method investees and subsidiaries	(32)	(27)	(4)	(47)	(53)	(8)

Net income attributable to ordinary shareholders—diluted	52,277	79,400	12,169	146,054	155,734	23,867
Add: Non-GAAP adjustments to net income(1)	(3,639)	(18,770)	(2,876)	(29,810)	(5,169)	(792)

Non-GAAP net income attributable to ordinary shareholders for computing non-GAAP diluted earnings per share/ADS	48,638	60,630	9,293	116,244	150,565	23,075

Weighted average number of shares on a diluted basis (million shares)(5)	21,393	22,021		21,187	21,969
Diluted earnings per share(2)(5)	2.44	3.61	0.55	6.89	7.09	1.09
Add: Non-GAAP adjustments to net income per share(3)(5)	(0.17)	(0.86)	(0.13)	(1.40)	(0.24)	(0.04)

Non-GAAP diluted earnings per share(4)(5)	2.27	2.75	0.42	5.49	6.85	1.05

Diluted earnings per ADS(2)(5)	19.55	28.85	4.42	55.14	56.71	8.69
Add: Non-GAAP adjustments to net income per ADS(3)(5)	(1.36)	(6.82)	(1.04)	(11.26)	(1.88)	(0.29)

Non-GAAP diluted earnings per ADS(4)(5)	18.19	22.03	3.38	43.88	54.83	8.40

(1)
See the table above for the reconciliation of net income to non-GAAP net income for more information of these non-GAAP adjustments.

(2)
Diluted earnings per share is derived from net income attributable to ordinary shareholders for computing diluted earnings per share divided by weighted average number of shares on a diluted basis. Diluted earnings per ADS is derived from the diluted earnings per share after adjustment to the ordinary share-to-ADS ratio.

(3)
Non-GAAP adjustments to net income per share is derived from non-GAAP adjustments to net income divided by weighted average number of shares on a diluted basis. Non-GAAP adjustments to net income per ADS is derived from the non-GAAP adjustments to net income per share after adjustment to the ordinary share-to-ADS ratio.

(4)
Non-GAAP diluted earnings per share is derived from non-GAAP net income attributable to ordinary shareholders for computing non-GAAP diluted earnings per share divided by weighted average number of shares on a diluted basis. Non-GAAP diluted earnings per ADS is derived from the non-GAAP diluted earnings per share after adjustment to the ordinary share-to-ADS ratio.

(5)
Each ADS represents eight ordinary shares.

The table below sets forth a reconciliation of net cash provided by operating activities to free cash flow for the periods indicated:

	Three months ended December 31,			Nine months ended December 31,
	2019	2020		2019	2020
	RMB	RMB	US$	RMB	RMB	US$
	(in millions)			(in millions)
Net cash provided by operating activities(1)	96,505	103,208	15,817	178,443	207,603	31,817
Less: Purchase of property and equipment (excluding land use rights and construction in progress relating to office campuses)	(5,749)	(4,869)	(746)	(20,781)	(30,117)	(4,616)
Less: Acquisition of licensed copyrights(1) and other intangible assets	(5,274)	(15)	(2)	(10,120)	(1,733)	(266)
Less: Changes in the consumer protection fund deposits	(7,203)	(2,114)	(324)	(12,414)	(2,433)	(373)

Free cash flow	78,279	96,210	14,745	135,128	173,320	26,562

(1)
We adopted ASU 2019-02, "Entertainment—Films—Other Assets—Film Costs (Subtopic 926-20) and Entertainment—Broadcasters—Intangibles—Goodwill and Other (Subtopic 920-350)," on April 1, 2020. As a result of our adoption of this new accounting update, we are now reporting cash outflows for the acquisition of licensed copyrights as operating activities in the consolidated statements of cash flows prospectively beginning on April 1, 2020. Prior to our adoption of ASU 2019-02, cash outflows for the acquisition of licensed copyrights were previously classified as investing activities in the consolidated statements of cash flows.

Discussion of the Financial Results for the Quarter Ended December 31, 2020

Revenue

Revenue for the quarter ended December 31, 2020 was RMB221,084 million (US$33,883 million), an increase of 37% compared to RMB161,456 million in the same quarter of 2019. The increase was mainly driven by the robust revenue growth of our China commerce retail business, which includes the consolidation of Sun Art starting in October 2020, and the strong revenue growth of our cloud computing business. Excluding the consolidation of Sun Art, our revenue would have grown 27% year-over-year.

The following table sets forth a breakdown of our revenue by segment for the periods indicated:

	Three months ended December 31,
	2019		2020
	RMB	% of Revenue	RMB	US$	% of Revenue	YoY % Change
	(in millions, except percentages)
Core commerce:
China commerce retail
—Customer management(1)	84,644	52%	101,919	15,620	46%	20%
—Others(2)	25,814	16%	51,760	7,932	23%	101%

	110,458	68%	153,679	23,552	69%	39%
China commerce wholesale	3,365	2%	3,831	587	2%	14%
International commerce retail	7,396	5%	10,158	1,557	5%	37%
International commerce wholesale	2,457	1%	3,762	577	2%	53%
Cainiao logistics services	7,518	5%	11,360	1,741	5%	51%
Local consumer services	7,584	5%	8,348	1,279	4%	10%
Others	2,697	2%	4,403	675	2%	63%

Total core commerce	141,475	88%	195,541	29,968	89%	38%

Cloud computing	10,721	7%	16,115	2,470	7%	50%
Digital media and entertainment(3)	8,028	5%	8,079	1,238	4%	1%
Innovation initiatives and others(3)	1,232	0%	1,349	207	0%	9%

Total	161,456	100%	221,084	33,883	100%	37%

(1)
We presented our commission revenue as part of customer management revenue in order to better reflect our value proposition to merchants on our platforms. Comparative figures were presented in the same manner accordingly.

(2)
"Others" revenue under China commerce retail is primarily generated by our New Retail and direct sales businesses, comprising mainly Sun Art, Tmall Supermarket, Freshippo, direct import and Intime.

(3)
Beginning on April 1, 2020, we reclassified revenue from our self-developed online games business, which was previously reported under the innovation initiatives and others segment, as revenue from digital media and entertainment segment because it has moved beyond the incubation stage. This reclassification conforms to the way that we manage and monitor segment performance. Comparative figures were reclassified to conform to this presentation.

Core commerce

  China commerce retail business

  Revenue from our China commerce retail business in the quarter ended December 31, 2020 was RMB153,679 million (US$23,552 million), an increase of 39% compared to RMB110,458 million in the same quarter of 2019. Customer management revenue grew 20% year-over-year, primarily due to robust growth in revenue from new monetization formats, such as recommendation feeds, an increase in the average unit price per click in search monetization, as well as the 19% year-over-year growth of Tmall online physical goods GMV, excluding unpaid orders.

  "Others" revenue under China commerce retail business was RMB51,760 million (US$7,932 million), achieving year-over-year growth of 101% compared to RMB25,814 million in the same quarter of 2019. The increase was primarily driven by the consolidation of Sun Art, as well as the contributions from our direct sales businesses, including Tmall Supermarket and Freshippo.

  The proportion of revenue from our direct sales businesses increased this quarter after we began to consolidate Sun Art in October 2020. We expect that the proportion of revenue of our direct sales businesses will continue to increase as we further implement our New Retail strategy.

  China commerce wholesale business

  Revenue from our China commerce wholesale business in the quarter ended December 31, 2020 was RMB3,831 million (US$587 million), an increase of 14% compared to RMB3,365 million in the same quarter of 2019. The increase was primarily due to increases in both average revenue from paying members and the number of paying members on 1688.com.

  International commerce retail business

  Revenue from our international commerce retail business in the quarter ended December 31, 2020 was RMB10,158 million (US$1,557 million), an increase of 37% compared to RMB7,396 million in the same quarter of 2019. The increase was primarily due to the growth in revenue generated by Lazada and Trendyol.

  International commerce wholesale business

  Revenue from our international commerce wholesale business in the quarter ended December 31, 2020 was RMB3,762 million (US$577 million), an increase of 53% compared to RMB2,457 million in the same quarter of 2019. The increase was primarily due to increases in both the number of paying members and average revenue from paying members on Alibaba.com, as well as an increase in revenue generated by cross-border related value-added services.

  Cainiao logistics services

  Revenue from Cainiao Network's logistics services, which represents revenue from its domestic and international one-stop-shop logistics services and supply chain management solutions, after elimination of inter-company transactions, was RMB11,360 million (US$1,741 million) in the quarter ended December 31, 2020, an increase of 51% compared to RMB7,518 million in the same quarter of 2019, primarily due to the increase in volume of orders fulfilled from our fast growing cross-border and international commerce retail businesses.

  Local consumer services

  Revenue from local consumer services, which primarily represents platform commissions, fees from provision of delivery services and other services provided by our on-demand delivery and local services platform Ele.me, was RMB8,348 million (US$1,279 million) in the quarter ended December 31, 2020, an increase of 10% compared to RMB7,584 million in the same quarter of 2019, primarily due to an increase in GMV as well as more efficient use of subsidies that is contra revenue.

Cloud computing

Revenue from our cloud computing business in the quarter ended December 31, 2020 was RMB16,115 million (US$2,470 million), an increase of 50% compared to RMB10,721 million in the same quarter of 2019, primarily driven by robust growth in revenue from customers in the Internet and retail industries and the public sector.

Digital media and entertainment

Revenue from our digital media and entertainment segment in the quarter ended December 31, 2020 was RMB8,079 million (US$1,238 million), an increase of 1% compared to RMB8,028 million in the same quarter of

2019. The slight increase was primarily due to the increase in revenue from online games business, largely offset by the decrease in revenue from customer management.

Innovation initiatives and others

Revenue from innovation initiatives and others in the quarter ended December 31, 2020 was RMB1,349 million (US$207 million), an increase of 9% compared to RMB1,232 million in the same quarter of 2019.

Costs and Expenses

The following tables set forth a breakdown of our costs and expenses, share-based compensation expense and costs and expenses excluding share-based compensation expense by function for the periods indicated.

	Three months ended December 31,
	2019		2020
	RMB	% of Revenue	RMB	US$	% of Revenue	% of Revenue YoY change
	(in millions, except percentages)
Costs and expenses:
Cost of revenue	84,332	52%	121,268	18,585	55%	3%
Product development expenses	11,077	7%	13,607	2,086	6%	(1)%
Sales and marketing expenses	15,800	9%	25,343	3,884	11%	2%
General and administrative expenses	7,415	5%	8,692	1,332	4%	(1)%
Amortization of intangible assets	3,272	2%	3,172	486	2%	0%

Total costs and expenses	121,896	75%	172,082	26,373	78%	3%

Share-based compensation expense:
Cost of revenue	1,685	1%	2,143	329	1%	0%
Product development expenses	3,644	2%	4,022	616	2%	0%
Sales and marketing expenses	961	0%	1,085	166	0%	0%
General and administrative expenses	1,540	1%	1,829	280	1%	0%

Total share-based compensation expense	7,830	4%	9,079	1,391	4%	0%

Costs and expenses excluding share-based compensation expense:
Cost of revenue	82,647	51%	119,125	18,256	54%	3%
Product development expenses	7,433	5%	9,585	1,470	4%	(1)%
Sales and marketing expenses	14,839	9%	24,258	3,718	11%	2%
General and administrative expenses	5,875	4%	6,863	1,052	3%	(1)%
Amortization of intangible assets	3,272	2%	3,172	486	2%	0%

Total costs and expenses excluding share-based compensation expense	114,066	71%	163,003	24,982	74%	3%

Cost of revenue

Cost of revenue in the quarter ended December 31, 2020 was RMB121,268 million (US$18,585 million), or 55% of revenue, compared to RMB84,332 million, or 52% of revenue, in the same quarter of 2019. Without the effect of share-based compensation expense, cost of revenue as a percentage of revenue would have increased from 51% in the quarter ended December 31, 2019 to 54% in the quarter ended December 31, 2020. The increase was primarily attributable to higher proportion of our direct sales businesses from the consolidation of Sun Art as well as the growth of our Tmall Supermarket and New Retail businesses, which resulted in increased cost of inventory, partly offset by a decrease in delivery costs per order of our local consumer services and a decrease in content costs of our digital media and entertainment segment.

Product development expenses

Product development expenses in the quarter ended December 31, 2020 were RMB13,607 million (US$2,086 million), or 6% of revenue, compared to RMB11,077 million, or 7% of revenue, in the same quarter of 2019. Without the effect of share-based compensation expense, product development expenses as a percentage of revenue would have decreased from 5% in the quarter ended December 31, 2019 to 4% in the quarter ended December 31, 2020.

Sales and marketing expenses

Sales and marketing expenses in the quarter ended December 31, 2020 were RMB25,343 million (US$3,884 million), or 11% of revenue, compared to RMB15,800 million, or 9% of revenue, in the same quarter of 2019. Without the effect of share-based compensation expense, sales and marketing expenses as a percentage of revenue would have increased from 9% in the quarter ended December 31, 2019 to 11% in the quarter ended December 31, 2020. The increase was primarily due to an increase in marketing and promotional spending for user acquisition and retention on our China retail marketplaces.

General and administrative expenses

General and administrative expenses in the quarter ended December 31, 2020 were RMB8,692 million (US$1,332 million), or 4% of revenue, compared to RMB7,415 million, or 5% of revenue, in the same quarter of 2019. Without the effect of share-based compensation expense, general and administrative expenses as a percentage of revenue would have decreased from 4% in the quarter ended December 31, 2019 to 3% in the quarter ended December 31, 2020.

Share-based compensation expense

Total share-based compensation expense included in the cost and expense items above in the quarter ended December 31, 2020 was RMB9,079 million (US$1,391 million), an increase of 16% compared to RMB7,830 million in the same quarter of 2019. Share-based compensation expense as a percentage of revenue remained stable at 4% in the quarter ended December 31, 2020, as compared to the same quarter last year.

The following table sets forth our analysis of share-based compensation expense for the quarters indicated by type of share-based awards:

	Three months ended
	December 31, 2019		September 30, 2020		December 31, 2020
								% Change
		% of Revenue		% of Revenue			% of Revenue
	RMB		RMB		RMB	US$		YoY	QoQ
	(in millions, except percentages)
By type of awards:
Alibaba Group share-based awards(1)	6,587	4%	7,703	5%	7,694	1,179	4%	17%	(0)%
Ant Group share-based awards(2)	347	0%	16,056	10%	542	83	0%	56%	(97)%
Others(3)	896	0%	935	1%	843	129	0%	(6)%	(10)%

Total share-based compensation expense	7,830	4%	24,694	16%	9,079	1,391	4%	16%	(63)%

(1)
This represents Alibaba Group share-based awards granted to our employees.

(2)
This represents Ant Group share-based awards granted to our employees, which is subject to mark-to-market accounting treatment.

(3)
Others includes share-based awards of our subsidiaries.

Share-based compensation expense related to Alibaba Group share-based awards remained stable in this quarter compared to the previous quarter.

Share-based compensation expense related to Ant Group share-based awards decreased in this quarter compared to the previous quarter, mainly due to the recognition of an increase in the value of these awards in the previous quarter.

We expect that our share-based compensation expense will continue to be affected by changes in the fair value of the underlying awards and the quantity of awards we grant in the future.

Amortization of intangible assets

Amortization of intangible assets in the quarter ended December 31, 2020 was RMB3,172 million (US$486 million), a decrease of 3% from RMB3,272 million in the same quarter of 2019.

Income from operations and operating margin

Income from operations in the quarter ended December 31, 2020 was RMB49,002 million (US$7,510 million), or 22% of revenue, an increase of 24% compared to RMB39,560 million, or 25% of revenue, in the same quarter of 2019.

Adjusted EBITDA and Adjusted EBITA

Adjusted EBITDA increased 22% year-over-year to RMB68,380 million (US$10,480 million) in the quarter ended December 31, 2020, compared to RMB55,880 million in the same quarter of 2019. Excluding the consolidation of Sun Art, our adjusted EBITDA would have grown 21% year-over-year.

Adjusted EBITA increased 21% year-over-year to RMB61,253 million (US$9,387 million) in the quarter ended December 31, 2020, compared to RMB50,662 million in the same quarter of 2019. See "Non-GAAP financial measures—Reconciliations of Non-GAAP measures to the nearest comparable U.S. GAAP measures" for a reconciliation of net income to adjusted EBITDA and adjusted EBITA.

Adjusted EBITA and adjusted EBITA margin by segments

Adjusted EBITA and adjusted EBITA margin by segments are set forth in the table below. See the section entitled "Information by Segments" above for a reconciliation of income from operations to adjusted EBITA.

	Three months ended December 31,
	2019		2020
	RMB	% of Segment Revenue	RMB	US$	% of Segment Revenue
	(in millions, except percentages)
Core commerce	58,075	41%	66,637	10,213	34%
Cloud computing	(356)	(3)%	24	3	0%
Digital media and entertainment(1)	(3,400)	(42)%	(1,389)	(213)	(17)%
Innovation initiatives and others(1)	(1,768)	(144)%	(1,992)	(305)	(148)%

(1)
Beginning on April 1, 2020, we reclassified the results of our self-developed online games business, which was previously reported under the innovation initiatives and others segment, to the digital media and entertainment segment because it has moved beyond the incubation stage. This reclassification conforms to the way that we manage and monitor segment performance. Comparative figures were reclassified to conform to this presentation.

Core commerce segment

Adjusted EBITA increased by 15% to RMB66,637 million (US$10,213 million) in the quarter ended December 31, 2020, compared to RMB58,075 million in the same quarter of 2019, primarily due to an increase in marketplace-based core commerce adjusted EBITA as well as reduced losses for local consumer services business. Marketplace-based core commerce adjusted EBITA increased 10% year-over-year to RMB73,327 million (US$11,238 million). The growth rate of marketplace-based core commerce adjusted EBITA has been decreasing because of our increased strategic investments in certain new businesses within China retail marketplaces. Our investments in new business initiatives within China retail marketplaces, such as Taobao Deals, Taobao Live, Taobao Short Video and Taobao Grocery, will expand our addressable market in China by enhancing consumer experience and loyalty and increasing penetration into less developed areas.

Adjusted EBITA margin decreased from 41% in the quarter ended December 31, 2019 to 34% in the quarter ended December 31, 2020, primarily due to the consolidation of Sun Art and the increased revenue contribution from our self-operated New Retail and direct sales businesses, in respect of which revenue is recorded on a gross basis, including the cost of inventory. See "Non-GAAP financial measures—Reconciliations of Non-GAAP measures to the nearest comparable U.S. GAAP measures" for a reconciliation of adjusted EBITA for core commerce to marketplace-based core commerce adjusted EBITA.

We expect that our core commerce adjusted EBITA margin will continue to be affected by the pace of our investment in new businesses and the growth of our self-operated New Retail and direct sales businesses.

Cloud computing segment

Adjusted EBITA of RMB24 million (US$3 million) in the quarter ended December 31, 2020 was profitable for the first time, compared to a loss of RMB356 million in the same quarter of 2019, primarily attributable to the realization of economies of scale.

Digital media and entertainment segment

Adjusted EBITA in the quarter ended December 31, 2020 was a loss of RMB1,389 million (US$213 million), compared to a loss of RMB3,400 million in the same quarter of 2019. Adjusted EBITA margin improved to negative 17% in the quarter ended December 31, 2020 from negative 42% in the quarter ended December 31, 2019, primarily due to reduced losses in Youku and increased contribution from our online games business.

Innovation initiatives and others segment

Adjusted EBITA in the quarter ended December 31, 2020 was a loss of RMB1,992 million (US$305 million), compared to a loss of RMB1,768 million in the same quarter of 2019, mainly due to our investments in technological research and innovation.

Interest and investment income, net

Interest and investment income, net in the quarter ended December 31, 2020 was RMB40,036 million (US$6,135 million), an increase from RMB17,136 million in the same quarter of 2019. The increase is primarily due to an increase in the net gain arising from increases in the market prices of our equity investments in publicly-traded companies in the quarter ended December 31, 2020. In addition, we recognized a one-time gain of RMB6.4 billion (US$981 million) arising from the revaluation of our previously held equity interests in Sun Art upon our consolidation in the quarter ended December 31, 2020, compared to a one-time gain of RMB10.3 billion recognized in relation to our deconsolidation of AliExpress Russia businesses in the same quarter of 2019.

The above-mentioned gains were excluded from our non-GAAP net income.

Other income, net

Other income, net in the quarter ended December 31, 2020 was RMB2,826 million (US$433 million), compared to RMB987 million in the same quarter of 2019. The increase in other income, net was primarily due to the increase in the amount of input VAT super-credit that can be offset against our VAT payable.

Income tax expenses

Income tax expenses in the quarter ended December 31, 2020 were RMB9,194 million (US$1,409 million), compared to RMB8,407 million in the same quarter of 2019.

Our effective tax rate was 10% in the quarter ended December 31, 2020, compared to 15% in the same quarter of 2019. Excluding share-based compensation expense, revaluation and disposal gains/losses of investments, impairment of investments, as well as deferred tax effects arising from our share of results of equity method investees, our effective tax rate would have been 17% in the quarter ended December 31, 2020.

Share of results of equity method investees

Share of results of equity method investees in the quarter ended December 31, 2020 was a loss of RMB3,601 million (US$552 million), compared to a profit of RMB2,165 million in the same quarter of 2019. Share of results of equity method investees in the quarter ended December 31, 2020 and the comparative periods consisted of the following:

	Three months ended
	December 31, 2019	September 30, 2020	December 31, 2020
	RMB	RMB	RMB	US$
	(in millions)
Share of profit (loss) of equity method investees
—Ant Group	215	4,681	4,796	735
—Others	2,229	987	(100)	(15)
Impairment loss	—	(5)	(7,196)	(1,103)
Dilution gain (loss)	166	(3)	(19)	(3)
Others(1)	(445)	(1,416)	(1,082)	(166)

Total	2,165	4,244	(3,601)	(552)

(1)
Others mainly include amortization of intangible assets of equity method investees and share-based compensation expense related to share-based awards granted to employees of our equity method investees.

We record our share of results of all equity method investees one quarter in arrears. We recorded a share of loss of other equity method investees in the quarter ended December 31, 2020, compared to a share of profit of other equity method investees in the same quarter of 2019, primarily because our share of profit of Suning in the quarter ended December 31, 2019 included a significant one-time gain arising from Suning's deconsolidation of one of its subsidiaries. In addition, we recorded an impairment loss of RMB7,196 million (US$1,103 million) in this quarter with respect to certain equity method investees as a result of their prolonged decline in market values against our carrying values.

The COVID-19 pandemic has caused widespread disruption to the economy, and the businesses of our equity method investees may continue to be adversely affected, which could negatively impact our share of results of equity method investees in future periods.

Net income and Non-GAAP net income

Our net income in the quarter ended December 31, 2020 was RMB77,977 million (US$11,950 million), an increase of 56% compared to RMB50,132 million in the same quarter of 2019. The year-over-year increase was mainly due to an increase in the net gain arising from increases in the market prices of our equity investments in publicly-traded companies in the quarter ended December 31, 2020.

Excluding share-based compensation expense, revaluation and disposal gains/losses of investments, impairment of investments and certain other items, non-GAAP net income in the quarter ended December 31, 2020 was RMB59,207 million (US$9,074 million), an increase of 27% compared to RMB46,493 million in the same quarter of 2019. See "Non-GAAP financial measures—Reconciliations of Non-GAAP measures to the nearest comparable U.S. GAAP measures" for a reconciliation of net income to non-GAAP net income.

Net income attributable to ordinary shareholders

Net income attributable to ordinary shareholders in the quarter ended December 31, 2020 was RMB79,427 million (US$12,173 million), an increase of 52% compared to RMB52,309 million in the same quarter of 2019. The year-over-year increase was mainly due to an increase in the net gain arising from increases in the market prices of our equity investments in publicly-traded companies in the quarter ended December 31, 2020.

Diluted earnings per ADS/share and non-GAAP diluted earnings per ADS/share

Diluted earnings per ADS in the quarter ended December 31, 2020 was RMB28.85 (US$4.42) on a weighted average of 22,021 million diluted shares outstanding during the quarter, an increase of 48% compared to RMB19.55 on a weighted average of 21,393 million diluted shares outstanding during the same quarter in 2019. Excluding share-based compensation expense, revaluation and disposal gains/losses of investments, impairment of investments and certain other items, non-GAAP diluted earnings per ADS in the quarter ended December 31, 2020 was RMB22.03 (US$3.38), an increase of 21% compared to RMB18.19 in the same quarter of 2019.

Diluted earnings per share in the quarter ended December 31, 2020 was RMB3.61 (US$0.55 or HK$4.29), an increase of 48% compared to RMB2.44 in the same quarter of 2019. Excluding share-based compensation expense, revaluation and disposal gains/losses of investments, impairment of investments and certain other items, non-GAAP diluted earnings per share in the quarter ended December 31, 2020 was RMB2.75 (US$0.42 or HK$3.27), an increase of 21%, compared to RMB2.27 in the same quarter of 2019. See "Non-GAAP financial measures—Reconciliations of Non-GAAP measures to the nearest comparable U.S. GAAP measures" for a reconciliation of diluted earnings per ADS/share to non-GAAP diluted earnings per ADS/share. Each ADS represents eight ordinary shares.

Cash, cash equivalents and short-term investments

As of December 31, 2020, cash, cash equivalents and short-term investments were RMB456,314 million (US$69,933 million), compared to RMB405,912 million as of September 30, 2020. The increase in cash, cash equivalents and short-term investments during the quarter ended December 31, 2020 was primarily due to free cash flow generated from operations of RMB96,210 million (US$14,745 million), partly offset by cash used in investment and acquisition activities of RMB46,852 million (US$7,180 million).

Cash flow from operating activities and free cash flow

Net cash provided by operating activities in the quarter ended December 31, 2020 was RMB103,208 million (US$15,817 million), an increase of 7% compared to RMB96,505 million in the same quarter of 2019. Free cash flow, a non-GAAP measurement of liquidity, in the quarter ended December 31, 2020 increased by 23% to RMB96,210 million (US$14,745 million), from RMB78,279 million in the same quarter of 2019, mainly due to our robust profit growth. See "Non-GAAP financial measures—Reconciliations of Non-GAAP measures to the nearest comparable U.S. GAAP measures" for a reconciliation of net cash provided by operating activities to free cash flow.

Net cash used in investing activities

During the quarter ended December 31, 2020, net cash used in investing activities of RMB79,712 million (US$12,216 million) primarily reflected (i) cash outflow of RMB46,852 million (US$7,180 million) for investment and acquisition activities, including the acquisition of Sun Art, (ii) an increase in short-term investments by RMB28,433 million (US$4,358 million), as well as (iii) capital expenditures of RMB5,844 million (US$895 million), which included cash outflow for acquisition of land use rights and construction in progress relating to office campuses of RMB975 million (US$149 million).

We adopted ASU 2019-02, "Entertainment—Films—Other Assets—Film Costs (Subtopic 926-20) and Entertainment—Broadcasters—Intangibles—Goodwill and Other (Subtopic 920-350)," on April 1, 2020. As a result of our adoption of this new accounting update, we are now reporting cash outflows for the acquisition of licensed copyrights as operating activities in the consolidated statements of cash flows prospectively beginning on April 1, 2020. Prior to our adoption of ASU 2019-02, cash outflows for the acquisition of licensed copyrights were previously classified as investing activities in the consolidated statements of cash flows.

Corporate Information

Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Act of the Cayman Islands (as amended) on June 28, 1999, and we conduct our business through our subsidiaries and variable interest entities. We are listed on the NYSE under the symbol "BABA" and on the Hong Kong Stock Exchange under the stock code "9988."

The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2088. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus.

Summary of Risk Factors

Investing in the Notes involves significant risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment in the Notes. These risks include the following:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

  •
  Maintaining the trusted status of our ecosystem is critical to our success and growth, and any failure to do so could severely damage our reputation and brand, which would have a material adverse effect on our business, financial condition, results of operations and prospects;

  •
  Sustained investment in our business, strategic acquisitions and investments, as well as our focus on long-term performance, and on maintaining the health of our ecosystem, may negatively affect our margins and our net income;

  •
  We may not be able to maintain or grow our revenue or our business;

  •
  If we are unable to compete effectively, our business, financial condition and results of operations would be materially and adversely affected;

  •
  We may not be able to maintain and improve the network effects of our ecosystem, which could negatively affect our business and prospects;

  •
  We may not be able to maintain our culture, which has been a key to our success;

  •
  If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected;

  •
  Our failure to manage the significant management, operational and financial challenges involved in growing our business and operations could harm us;

  •
  We face risks relating to our acquisitions, investments and alliances;

  •
  We may face challenges in expanding our international and cross-border businesses and operations;

  •
  Changes in international trade or investment policies and barriers to trade or investment, and the ongoing geopolitical conflict, may have an adverse effect on our business and expansion plans, and could lead to the delisting of our securities from U.S. exchanges and/or other restrictions or prohibitions on investing in our securities (including the Notes);

  •
  Export control, economic or trade sanctions and a heightened trend towards trade and technology "de-coupling" could negatively affect our technology supply chain and ability to recruit talent and conduct technological collaboration, and could subject us to regulatory investigations, fines, penalties or other actions and reputational harm, which could materially and adversely affect our competitiveness and business operations, as well as lead to significant decrease in the trading prices of our ADSs, Shares and/or other securities (including the Notes);

  •
  We may suffer reputational harm and the trading prices of our ADSs, Shares and/or other securities may decrease significantly due to business dealings by, or connections of, merchants or consumers on our marketplaces with sanctioned countries or persons;

  •
  We and Ant Group are subject to a broad range of laws and regulations, and future laws and regulations may impose additional requirements and other obligations that could materially and adversely affect our business, financial condition and results of operations, as well as the trading prices of our ADSs, Shares and/or other securities (including the Notes);

  •
  Anti-monopoly and unfair competition claims or regulatory actions against us may result in our being subject to fines, constraints on our business and damage to our reputation; and

  •
  We rely on Alipay to conduct substantially all of the payment processing and all of the escrow services on our marketplaces. If services and products provided by Alipay or Ant Group's other businesses are limited, restricted, curtailed or degraded in any way, or become unavailable to us or our users for any reason, our business may be materially and adversely affected.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

  •
  The Alibaba Partnership and related voting agreements limit the ability of our shareholders to nominate and elect directors.

  •
  The interests of the Alibaba Partnership may conflict with the interests of our shareholders.

  •
  Our Articles of Association contain anti-takeover provisions that could adversely affect the rights of holders of our ordinary shares and ADSs.

  •
  SoftBank owns approximately 24.9% of our outstanding ordinary shares and its interests may differ from those of our other shareholders.

  •
  If the PRC government deems that the contractual arrangements in relation to our variable interest entities do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties, or be forced to relinquish our interests in those operations, which would materially and adversely affect our business, financial results, trading prices of our ADSs, Shares and/or other securities (including the Notes).

Risks Related to Doing Business in the People's Republic of China

Risks and uncertainties related to doing business in the People's Republic of China in general, include, but are not limited to, the following:

  •
  Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

  •
  There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

  •
  PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

  •
  If our auditor is sanctioned or otherwise penalized by the PCAOB or the SEC as a result of failure to comply with inspection or investigation requirements, our financial statements could be determined to be not in compliance with the requirements of the U.S. Exchange Act or other laws or rules in the United States, which could ultimately result in our ADSs being delisted and materially and adversely affect our other securities.

Risks Related to Our ADSs and Shares

Risks related to our ADSs and Shares include, but are not limited to, the following:

  •
  The trading prices of our ADSs and Shares have been and are likely to continue to be volatile, which could result in substantial losses to holders of our ADSs and/or Shares.

Risks Related to the Notes

In addition, we are subject to risks related to the Notes, including, but are not limited to, the following:

  •
  An increase in interest rates could result in a decrease in the price of the Notes;

  •
  The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities; and

  •
  There is no clear legal and regulatory definition of or market consensus of or standardized criteria for what constitutes a "green," "social," "sustainability" or other equivalently labeled project or investment, and there can be no assurance that the use of proceeds of the Sustainability Notes to finance the Eligible Projects will be suitable for the investment criteria of an investor.

The foregoing is only a summary of some of our risks. These and other risks are discussed more fully in the section titled "Risk Factors" of this prospectus supplement, the accompanying prospectus and "Updated Risk Factors" in Exhibit 99.2 to our current report on Form 6-K, originally furnished to the SEC on February 2, 2021, which is incorporated by reference into this prospectus supplement.

 The Offering

The following summary contains basic information about the Notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, see "Description of the Notes" in this prospectus supplement.

Issuer	Alibaba Group Holding Limited
Notes Offered	US$1,500,000,000 aggregate principal amount of 2.125% Notes due 2031 (the "2031 Notes")
US$1,000,000,000 aggregate principal amount of 2.700% Notes due 2041 (the "2041 Notes" or the "Sustainability Notes")
US$1,500,000,000 aggregate principal amount of 3.150% Notes due 2051 (the "2051 Notes")
US$1,000,000,000 aggregate principal amount of 3.250% Notes due 2061 (the "2061 Notes")
The 2031 Notes, the 2041 Notes, the 2051 Notes and the 2061 Notes are collectively referred to in this prospectus supplement as the "Notes."
Issue Prices
The issue price shall equal the following percentage of aggregate principal amount issued, plus accrued interest on such amount, if any, from (and including) February 9, 2021 to (but excluding) the issue date:
2031 Notes: 99.839%
2041 Notes: 99.265%
2051 Notes: 99.981%
2061 Notes: 99.978%
Maturity Dates	2031 Notes: February 9, 2031
2041 Notes: February 9, 2041
2051 Notes: February 9, 2051
2061 Notes: February 9, 2061
Interest
The 2031 Notes, the 2041 Notes, the 2051 Notes and the 2061 Notes will bear interest at 2.125%, 2.700%, 3.150% and 3.250% per annum, respectively, from and including February 9, 2021 and be payable semi-annually in arrears.
Interest on the Notes will be calculated on the basis of a 360-day year and twelve 30-day months.
Interest Payment Dates	For all Notes, the interest payment dates will be February 9 and August 9 of each year, commencing August 9, 2021, and at maturity.

Use of Proceeds	The estimated net proceeds of the sale of the Notes (excluding the Sustainability Notes) after deducting estimated underwriting discounts and commissions and estimated pro rata expenses payable in connection with the offering of such notes will be approximately US$3,976 million, which we intend to use for general corporate purposes, including working capital needs, repayment of offshore debt and potential acquisitions of or investments in complementary businesses. See "Use of Proceeds."

The estimated net proceeds of the sale of the Sustainability Notes after deducting estimated underwriting discounts and commissions and estimated pro rata expenses payable in connection with the offering of the Sustainability Notes will be approximately US$987 million, which we intend to allocate to finance or refinance, in whole or in part, one or more of our new or existing Eligible Projects. See "Use of Proceeds."
Ranking	The Notes will be our senior unsecured obligations and will:
• rank senior in right of payment to all of our existing and future indebtedness expressly subordinated in right of payment to the Notes;

•

rank at least equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law), including our 3.125% Senior Notes due 2021, our 2.800% Senior Notes due 2023, our 3.600% Senior Notes due 2024, our 3.400% Senior Notes due 2027, our 4.500% Senior Notes due 2034, our 4.000% Senior Notes due 2037, our 4.200% Senior Notes due 2047 and our 4.400% Senior Notes due 2057, the outstanding amount under our US$4.0 billion term loan facility due 2024, and any amount that may be outstanding from time to time under our US$5.15 billion revolving credit facility;

• be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets serving as security therefor; and
• be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and consolidated affiliated entities that do not guarantee the Notes.

No Guarantee	The Notes are not guaranteed by any of our existing subsidiaries or consolidated affiliated entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Additionally, the indenture governing the Notes will not contain any obligation for any of our existing or future subsidiaries or consolidated affiliated entities to guarantee the Notes. In the future we may enter into credit facilities, including revolving credit facilities, secured by the assets of, or guaranteed by, our subsidiaries or consolidated affiliated entities without obligating such subsidiaries or consolidated affiliated entities to provide security or guarantees in respect of the Notes. See "Risk Factors — Risks Related to the Notes — The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities."
Additional Amounts
In the event that certain taxes are imposed or levied by or within the Cayman Islands or the PRC in respect of payments made by us with respect to the Notes, we will, subject to certain exceptions, pay such additional amounts under the Notes as will result, after deduction or withholding of such taxes, in the payment of an amount as would have been payable in respect of the Notes had no such deduction or withholding been required. In addition, any amounts to be paid by us on the Notes will be paid net of any withholding implementing or relating to FATCA (as defined below) and we will not be required to pay additional amounts on account of any such withholding. See "Description of the Notes — Payment of Additional Amounts."
Tax Redemption
The Notes of any series may be redeemed at any time, at our option, in whole but not in part, at 100% of the principal amount thereof plus accrued and unpaid interest, if any, in the event we become obligated to pay certain additional amounts in respect of taxes imposed or levied by or within the Cayman Islands or the PRC in respect of the Notes. See "Description of the Notes — Tax Redemption."
Optional Redemption
We may redeem the 2031 Notes at any time prior to November 9, 2030, the 2041 Notes at any time prior to August 9, 2040, the 2051 Notes at any time prior to August 9, 2050, and the 2061 Notes at any time prior to August 9, 2060, in each case, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the applicable Notes to be redeemed and (ii) the make-whole amount (as defined elsewhere in this prospectus supplement), plus, in each case, accrued and unpaid interest, if any, to (but not including) the redemption date. See "Description of the Notes — Optional Redemption."

We may also redeem the 2031 Notes, at any time from or after November 9, 2030, the 2041 Notes, at any time from or after August 9, 2040, the 2051 Notes, at any time from or after August 9, 2050, and the 2061 Notes, at any time from or after August 9, 2060, in each case, in whole or in part, upon giving not less than 30 days' nor more than 60 days' notice to the holders of the Notes and the Trustee, at 100% of the principal amount of the applicable Notes to be redeemed, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. There is no sinking fund for the Notes. See "Description of the Notes — Optional Redemption."
Repurchase upon Triggering Event
Upon the occurrence of a Triggering Event (as defined in "Description of the Notes — Repurchase Upon Triggering Event"), we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. See "Description of the Notes — Repurchase Upon Triggering Event."
Denomination, Form and Registration	The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 above that amount.

The Notes will be represented by one or more Global Notes (as defined in "Description of the Notes — Book-Entry; Delivery and Form") in fully registered form without coupons deposited with The Bank of New York Mellon as custodian for and registered in the name of Cede & Co., as nominee of DTC.

DTC will credit the account of each of its participants with the principal amount of Notes being purchased by or through such participant. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. See "Description of the Notes — Book-Entry; Delivery and Form."
Certain Covenants	We will issue the Notes under an indenture containing covenants for the holders' benefit. These covenants restrict our ability, with certain exceptions, to:
• incur certain debt secured by liens; and
• merge, consolidate or transfer all or substantially all of our assets.
See "Description of the Notes — Certain Covenants."
Governing Law	The Notes and the indenture governing the Notes will be governed by New York law.

No Prior Market	The Notes will be new securities for which there is no market. Although the underwriters have informed us that they intend to make a market in the Notes, the underwriters are not obligated to do so and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.
Listing
Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or information contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, our subsidiaries or affiliates or the Notes. Currently, there is no public market for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require.

For so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes. In addition, in the event that a Global Note is exchanged for definitive Notes, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.
Risk Factors
You should carefully read "Risk Factors" beginning on page S-32 and the other information included in this prospectus supplement and the accompanying prospectus, Exhibit 99.2 to our current report on Form 6-K, originally furnished to the SEC on February 2, 2021, titled "Updated Risk Factors," as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in the Notes.
Trustee, Paying Agent, Transfer Agent and Registrar	The Bank of New York Mellon

RISK FACTORS

You should carefully consider the risk factors set forth below and our consolidated financial statements and related notes together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before making an investment in the Notes. In particular, you should carefully consider the matters discussed under "Updated Risk Factors" in Exhibit 99.2 to our current report on Form 6-K, originally furnished to the SEC on February 2, 2021. Any of the following risks and the risks described under "Updated Risk Factors" in Exhibit 99.2 to our current report on Form 6-K, originally furnished to the SEC on February 2, 2021, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your investment in the Notes.

Risks Related to the Notes

An increase in interest rates could result in a decrease in the price of the Notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the price of the Notes may decline.

The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities.

The Notes are not guaranteed by any of our existing subsidiaries or consolidated affiliated entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Additionally, the indenture governing the Notes will not contain any obligation for any of our existing or future subsidiaries or consolidated affiliated entities to guarantee the Notes. Our subsidiaries and consolidated affiliated entities will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries and consolidated affiliated entities such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any of our subsidiary or consolidated affiliated entity, all of such subsidiary's or consolidated affiliated entity's creditors (including trade creditors) would be entitled to payment in full out of such subsidiary's or consolidated affiliated entity's assets before we would be entitled to any payment. As of September 30, 2020, without giving effect to the offering of the Notes and the use of the proceeds therefrom, we had RMB 44.30 billion (US$6.52 billion) of bank borrowings outstanding, of which RMB7.63 billion (US$1.12 billion) was secured indebtedness, and RMB77.49 billion (US$11.41 billion) of unsecured senior notes outstanding, consisting of our outstanding 3.125% Senior Notes due 2021, our outstanding 2.800% Senior Notes due 2023, our outstanding 3.600% Senior Notes due 2024, our outstanding 3.400% Senior Notes due 2027, our outstanding 4.500% Senior Notes due 2034, our outstanding 4.000% Senior Notes due 2037, our outstanding 4.200% Senior Notes due 2047 and our outstanding 4.400% Senior Notes due 2057. As of September 30, 2020, the total amount of bank borrowings of our subsidiaries was RMB17.18 billion (US$2.53 billion).

In addition, the indenture governing the Notes will permit these subsidiaries and consolidated affiliated entities to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries and consolidated affiliated entities.

For additional risks relating to our holding company structure, please see "— Risks Related to Doing Business in in the People's Republic of China" section, including "— We rely to a significant extent on dividends, loans and other distributions on equity paid by our principal operating subsidiaries in China" contained in Exhibit 99.2 titled "Updated Risk Factors" to our current report on Form 6-K, originally furnished to the SEC on February 2, 2021, which is incorporated by reference into this prospectus supplement.

The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing that indebtedness.

The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to our existing and future secured indebtedness with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of us, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the Notes only after all such secured indebtedness has been paid in full. As a result, the holders of the Notes may receive less ratably than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The indenture does not restrict the amount of additional debt that we may incur and has limited restrictions on our ability to incur secured or guaranteed debt, which may, among other things, make it more difficult for us to satisfy our obligations with respect to the Notes.

The Notes and the indenture under which the Notes will be issued do not limit the amount of unsecured debt that may be incurred by us or our subsidiaries or consolidated affiliated entities, and permit us and our subsidiaries and consolidated affiliated entities to incur or guarantee an unlimited amount of bank debt, bank loans and securitizations as well as other types of indebtedness in certain circumstances, including Renminbi-denominated notes, bonds and debentures initially offered, marketed or issued primarily to persons resident in the PRC, without securing or guaranteeing the Notes equally and ratably therewith. In addition, we (including our controlled entities) are permitted to secure capital markets indebtedness in certain circumstances. Our and our subsidiaries' and consolidated affiliated entities' incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the price of the Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

Redemption by us of the Notes may materially reduce your investment returns.

We have the right to redeem some or all of the Notes prior to their maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon any such redemption in a comparable security at an effective interest rate as favorable as that of the Notes or at all.

We may not be able to repurchase the Notes upon a Change in Law.

Upon the occurrence of a "Change in Law" as described in "Description of the Notes — Repurchase Upon Triggering Event," and subject to certain other conditions, we will be required to offer to repurchase all of the Notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. The source of funds for any purchase of the Notes would be our available cash or cash from operations generated by our subsidiaries or consolidated affiliated entities or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a Change in Law because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a Change in Law and repay our other indebtedness that may become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Furthermore, our ability to repurchase the Notes may be limited by applicable law.

Holders of the Notes may not be able to determine when a Change in Law giving rise to their right to have the Notes repurchased has occurred.

The definition of "Change in Law" in the indenture that will govern the Notes includes a phrase relating to any change in laws, regulations and rules that result in our being unable to operate "substantially all" or derive "substantially all" of the economic benefits from, our business operations. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Change in Law may be uncertain.

The terms of the indenture and the Notes provide only limited protection against significant corporate events that could materially and adversely impact your investment in the Notes.

While the indenture and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the Notes. For example, the indenture that will govern the Notes will not prohibit some important corporate events, such as leveraged recapitalizations, even though those corporate events could significantly increase the level of our indebtedness or otherwise materially and adversely affect our capital structure, credit ratings or the price of the Notes.

The indenture for the Notes also does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity;

  •
  limit the ability of our subsidiaries or consolidated affiliated entities to service other indebtedness;

  •
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

  •
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our shares or other securities ranking junior to the Notes;

  •
  limit our ability to sell, merge or consolidate any of our subsidiaries or consolidated affiliated entities; or

  •
  limit our ability or that of our subsidiaries or consolidated affiliated entities to secure or guarantee any bank debt, bank loans or securitizations.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have a material adverse impact on your investment in the Notes.

An active trading market for the Notes may not develop, and the trading price of the Notes could be materially and adversely affected.

The Notes are a new issue of securities for which there is currently no trading market. Approval in-principle has been received for listing and quotation of the Notes on the SGX-ST. However, there can be no assurance that we will be able to obtain or maintain such listing or that an active trading market will develop. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. We have been advised that the underwriters intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue such market making activity at any time without notice. We cannot assure you that an active trading market for the Notes will develop or be sustained. If an active trading market for the Notes does not develop or is not maintained, the value and liquidity of the Notes may be materially and adversely affected. In addition, the Notes may trade at prices that are higher or lower than the price at which the Notes have been issued. The price at which the Notes trade depends on many factors, including:

  •
  prevailing interest rates and interest rate volatility;

  •
  our business, results of operations, financial condition and future prospects

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  market perception of us and our industries;

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  speculation in the press or investment community;

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  changes in our industries and competition;

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  changes in the geopolitical landscape, government policies or regulatory environment in the markets we operate;

  •
  the market conditions for similar securities, including our existing senior unsecured notes that are outstanding; and

  •
  general economic conditions, almost all of which are beyond our control.

As a result, there can be no assurance that you will be able to resell the Notes at prices attractive to you or at all.

Additionally, with respect to the Sustainability Notes, the market price may also be impacted by any failure by us to use the net proceeds of the Sustainability Notes to finance or refinance Eligible Projects or to meet or continue to meet the funding requirements of certain environmentally- or socially-focused investors with respect to the Sustainability Notes.

Changes in our credit ratings may materially reduce the price of the Notes.

We expect the Notes to be rated and routinely evaluated by major rating agencies. Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the relevant rating agency. The ratings do not address the payment of any Additional Amounts (as defined in "Description of the Notes") and do not constitute recommendations to purchase, hold or sell the Notes inasmuch as such ratings do not comment as to the value or suitability for a particular investor. Each such rating should be evaluated independently of any other rating on the Notes, on other securities of ours, or on us. We cannot assure you that the ratings will remain in effect for any given period or that the ratings will not be revised by such rating agencies in the future if in their judgment circumstances so warrant. For example, rating agencies may revise their ratings in the future based on their view of our business or the business of our affiliates and/or certain companies with which we have a significant relationship, such as Ant Group.

Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could materially reduce the price of the Notes and increase our corporate borrowing costs.

As a foreign private issuer in the United States, we are permitted to, and we will, rely on exemptions from certain NYSE corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Notes.

We are exempted from certain corporate governance requirements of the NYSE by virtue of being a foreign private issuer in the United States. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the NYSE. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

  •
  have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Exchange Act);

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  have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

  •
  have regularly scheduled executive sessions for non-management directors; or

  •
  have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE.

As a foreign private issuer in the United States, we are exempt from certain disclosure requirements under the U.S. Exchange Act, which may afford less protection to you than you would enjoy if we were a domestic U.S. company.

As a foreign private issuer in the United States, we are exempt from, among other things, the rules prescribing the furnishing and content of proxy statements under the U.S. Exchange Act and the rules relating to selective disclosure of material nonpublic information under Regulation FD under the U.S. Exchange Act. In addition, our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit and recovery provisions contained in Section 16 of the U.S. Exchange Act. We are also not required under the U.S. Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the U.S. Exchange Act. For example, in addition to annual reports with audited financial statements, domestic U.S. companies are required to file with the SEC quarterly reports that include interim financial statements reviewed by an independent registered public accounting firm and certified by the companies' principal executive and financial officers. By contrast, as a foreign private issuer, we are not required to file such quarterly reports with the SEC or to provide quarterly certifications by our principal executive and financial officers. As a result, you may be afforded less protection than you would be afforded under the U.S. Exchange Act rules applicable to domestic U.S. companies.

We will follow the applicable corporate disclosure standards for debt securities listed on the SGX-ST, which standards may be different from those applicable to companies in certain other countries.

We will be subject to reporting obligations in respect of the Notes to be listed on the SGX-ST. The disclosure standards imposed by the SGX-ST may be different than those imposed by securities exchanges in other countries or regions such as the United States or Hong Kong. As a result, the level of information that is available may not correspond to what investors in the Notes are accustomed to.

We may in the future conduct a public offering and listing of our equity securities in Shanghai or Shenzhen, which may result in increased regulatory scrutiny and compliance costs as well as increased fluctuations in the prices of the Notes.

We may conduct a public offering and/or listing of our equity securities on a stock exchange in Shanghai or Shenzhen in the future. We have not set a specific timetable or decided on any specific form for an offering in Shanghai or Shenzhen and may not ultimately conduct an offering and listing. The precise timing of the offering and/or listing of our equity securities in Shanghai or Shenzhen would depend on a number of factors, including relevant regulatory developments and market conditions. If we complete a public offering or listing in Shanghai or Shenzhen, we would become subject to the applicable laws, rules and regulations governing public companies listed in Shanghai or Shenzhen, in addition to the various laws, rules and regulations that we are subject to in the United States and Hong Kong S.A.R. as a dual-listed company. The listing and trading of our equity securities in multiple jurisdictions and multiple markets may lead to increased compliance costs for us, and we may face the risk of significant intervention by regulatory authorities in these jurisdictions and markets. Such increased regulatory scrutiny and compliance costs could cause the price of the Notes to decline.

You may face difficulties in protecting your interests, and your ability and the ability of the SEC, the U.S. Department of Justice, and other U.S. authorities to bring actions against us may be limited in the foreign jurisdictions where we operate.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China through our wholly-owned entities and the variable interest entities. Most of our directors and substantially all of our executive officers reside outside the United States and Hong Kong S.A.R. and a substantial portion of their assets are located outside of the United States and Hong Kong S.A.R. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws of the United States, Hong Kong S.A.R. or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States or China, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. For more information regarding the relevant laws of the Cayman Islands and China, see "Enforceability of Civil Liabilities" in the accompanying prospectus.

Due to jurisdictional limitations, matters of comity and various other factors, the ability of U.S. authorities, such as the SEC and the U.S. Department of Justice, or the DOJ, to investigate and bring enforcement actions against companies may be limited in foreign jurisdictions, including China. Local laws may constrain our and our directors' and officers' ability to cooperate with such an investigation or action. For example, according to Article 177 of the newly amended PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide documents or materials relating to securities business activities to overseas parties.

As a result, holders of the Notes may have more difficulty in protecting their interests through actions against us, our management, our directors, our officers or our major shareholders than would holders of debt securities of a corporation incorporated in a jurisdiction in the United States or Hong Kong S.A.R. Investor protection through actions by the SEC, DOJ and other U.S. authorities also may be limited.

We are not obligated to pay additional amounts in the event withholding or deductions for taxes are imposed in any jurisdiction other than the Cayman Islands or the PRC.

In the event that any withholding or deduction on account of any present or future taxes, duties, assessments or governmental charges levied on payments of principal, premium and interest made by us in respect of the Notes are imposed in any jurisdiction other than the Cayman Islands or the PRC, we are not obligated to pay additional amounts so that investors receive the same amount as they would have received prior to such withholding or deduction. If we were considered by a taxing authority in any other jurisdiction to be a resident for tax purposes, payments on the Notes could be subject to taxes and withholding or deductions for taxes and, in such case, holders of the Notes will only receive the net proceeds of any payment on the Notes after the applicable withholding or deduction.

While we do not believe we would currently be deemed to be a tax resident in any jurisdiction other than the Cayman Islands or the PRC, to the extent any taxing authority determined otherwise, the actual cash payments on the Notes received by holders may be substantially less than what holders would have received if we were not liable to make the applicable withholding or deduction. See "Description of the Notes — Payment of Additional Amounts."

Interest payments for the Notes payable to non-PRC note holders and gains on the transfer of the Notes by non-PRC note holders may become subject to PRC taxation.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to interest payments payable on debt instruments by a PRC resident enterprise to the holders of such debt instruments that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the interest payments are not effectively connected with such establishment or place of business, to the extent such interest payments are derived from sources within the PRC. Interest paid to individual non-resident holders of such debt instruments is subject to PRC withholding tax at a rate of 20% if such interest is regarded as PRC-sourced income. Similarly, any gain realized on the transfer of such debt instruments by such holders is also subject to PRC tax at a current rate of 10% (for non-resident enterprises) or 20% (for non-resident individuals), subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, interest payments relating to the Notes, and any gain realized by the investors from the transfer of the Notes, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation.

If we were deemed a PRC resident enterprise under the PRC Enterprise Income Tax Law and its implementation regulations and required to withhold tax on interest on the Notes, we would be required to pay additional amounts as described under "Description of the Notes — Payment of Additional Amounts." As described under "Description of the Notes — Tax Redemption," we may be able to redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest if such requirement to pay additional amounts results from a change in law (or a change in the official application or interpretation of law).

In addition, if we are treated as a PRC tax resident and if PRC tax authorities take the view that the holders of the Notes are providing loans within the PRC, the holders of the Notes shall be subject to VAT at the rate of 6% when receiving the interest payments under the Notes.

On March 23, 2016, the Ministry of Finance and the State Taxation Administration promulgated the Circular of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner, or Circular 36, which was further revised in 2017 and 2019. Pursuant to Circular 36 and other implementation rules, the pilot scheme on levying value-added tax in place of business tax shall be launched nation-wide on and from May 1, 2016, and taxpayers in the financial industry shall be subject to value-added tax instead of business tax. See "Taxation — People's Republic of China Taxation." Where a holder of the Notes who is located outside of the PRC resells the Notes to an entity or individual located outside of the PRC, VAT is unlikely to be applicable to any gain on such transfer. If a debt instrument holder is an entity, when it transfers a debt instrument to a PRC entity or individual, any gain realized on such transfer of debt instrument is also subject to a PRC value-added tax at a current rate of 6%.

In addition, if we are considered a PRC resident enterprise, it is unclear whether holders of the Notes would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If interest payments to our non-PRC holders of the Notes, or gains from the transfer of the Notes by the holders, are subject to PRC tax, the value of your investment in our Notes may decline significantly.

We have significant flexibility in allocating the net proceeds of the Sustainability Notes and there can be no assurance that such net proceeds will be totally or partially disbursed for any such Eligible Projects.

We intend to allocate an amount equal to the net proceeds from the sale of the Sustainability Notes specifically to one or more of our new or existing Eligible Projects. However, there can be no assurance that any such Eligible Projects will be implemented in part or entirety in such manner and/or accordance with any timing schedule, or that such Eligible Projects will be completed within any specified period or at all or with the results or outcome as we originally expected or anticipated. We have significant flexibility in allocating the net proceeds of the Sustainability Notes and there can be no assurance that such net proceeds will be totally or partially disbursed for any such Eligible Projects. Neither the terms of the Sustainability Notes nor the indenture governing the Notes require us to use the proceeds as described under "Use of Proceeds", and any failure by us to comply with the anticipated use of proceeds will not constitute an event of default under the Notes or the indenture or result in an increase in interest rates or other penalties. Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of the net proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the Sustainability Notes together with any other investigation such investor deems necessary and whether the Sustainability Notes are suitable for their investment criteria.

There is no clear legal and regulatory definition of or market consensus of or standardized criteria for what constitutes a "green," "social," "sustainability" or other equivalently labeled project or investment, and there can be no assurance that the use of proceeds of the Sustainability Notes to finance the Eligible Projects will be suitable for the investment criteria of an investor.

There is currently no clear definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a "green," "social," "sustainability" or an equivalently-labeled project or investment, or as to what exact characteristics or attributes may be required for a particular project to be defined as "green," "social," "sustainability" or such other equivalent label, and no assurance can be given that a clear definition of or consensus regarding such projects will develop over time.

None of the underwriters for this offering is responsible for the assessing or verifying whether the Eligible Projects to which we allocate the net proceeds of the Sustainability Notes meet the criteria or went through the process of evaluation and selection described in "Use of Proceeds," or for the monitoring of the use of proceeds. In particular, no assurance is given by us or any underwriter of the Notes that the use of such net proceeds to fund any Eligible Projects will satisfy (or will continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations regarding such "green," "social," "sustainability" or other equivalently-labeled performance objectives, in particular with regard to any direct or indirect environmental, social, or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects. Any failure to allocate the net proceeds from the sale of the Sustainability Notes to any Eligible Projects or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the Sustainability Notes.

In addition, no assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the offering of the Sustainability Notes and, in particular, with respect to whether the Sustainability Notes or any Eligible Projects fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us or any underwriter, or any other person to buy, sell or hold the Sustainability Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Currently, the providers of such opinions and certifications may not be subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the Sustainability Notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the Sustainability Notes.

The Sustainability Notes may not be included in any dedicated "green," "environmental," "social," "sustainability" or other equivalently- labeled index, and any such inclusion may not be indicative of the suitability for the investment criteria of an investor.

While no assurance can be given that any such inclusion will happen, in the event that the Sustainability Notes are included in any dedicated "green," "environmental," "social," "sustainability" or other equivalently-labeled index, no representation or assurance can be given by us, any underwriter or any other person:

  •
  that such inclusion would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects (and it should be noted that the criteria for any such inclusion in index may vary); or

  •
  that any such inclusion will be maintained during the life of the Sustainability Notes.

In the event that the Sustainability Notes are included in such index, any change to the inclusion status of the Sustainability Notes, including but not limited to the exclusion of the Sustainability Notes from the index or the suspension or admission to trading of the Sustainability Notes, may have a material adverse effect on the value of the Sustainability Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose. Prospective investors must determine for themselves the relevance of any such inclusion for the purpose of any investment in the Sustainability Notes.

USE OF PROCEEDS

Use of Proceeds for the Notes (excluding the Sustainability Notes)

The estimated net proceeds of the sale of the Notes (excluding the Sustainability Notes) after deducting estimated underwriting discounts and commissions and estimated pro rata expenses payable in connection with the offering of such notes will be approximately US$3,976 million, which we intend to use for general corporate purposes including working capital needs, repayment of offshore debt and potential acquisitions of or investments in complementary businesses.

Use of Proceeds for the Sustainability Notes

The estimated net proceeds of the sale of the Sustainability Notes after deducting estimated underwriting discounts and commissions and estimated pro rata expenses payable in connection with the offering of the Sustainability Notes will be approximately US$987 million. As described below, we intend to allocate this amount to finance or refinance, in whole or in part, one or more of our new or existing Eligible Projects, pursuant to our sustainable finance framework (the "Framework"). The Framework is available on our website at www.alibabagroup.com/en/ir/esg and has received a "second party opinion" by an independent consultant.

The Framework was developed in fulfillment of the following guidelines:

  •
  Green Bond Principles 2018 ("GBP");

  •
  Social Bond Principles 2020 ("SBP");

  •
  Sustainability Bond Guidelines 2018 ("SBG," and together with the GBP and SBP, the "Principles"); and

  •
  Green Loan Principles 2020.

The Sustainability Notes are aligned with the SBG, published to confirm the relevance of the Principles in the context of an issuance of sustainability bonds and facilitate the application of their guidance on transparency and disclosure to the sustainability bond market. The Sustainability Notes are aligned with the four core components of the GBP and the SBP, with the GBP being especially relevant to Eligible Projects which we believe will catalyze positive environmental benefit and the SBP, social benefit. The Principles are administered by the International Capital Markets Association.

"Eligible Projects" are investments and expenditures made by us or any of our subsidiaries in assets and projects that are aligned with one or more of the project categories set forth below. Eligible Projects will comprise investments and expenditures beginning with the issuance date of the Sustainability Notes or in the 36 months prior to the issuance of the Sustainability Notes in the case of refinancing. We expect that each of our Eligible Projects will meet one or more of the following eligibility criteria, but any Eligible Projects receiving an allocation of the net proceeds from the sale of the Sustainability Notes may or may not include any one or all of the example projects listed below:

  •
  Green Buildings:  Acquisition, design, construction, or improvement of office space, commercial buildings, or surrounding communities, that meet certifications or qualifications such as LEED "Gold", BREEAM "Excellent" and Chinese Green Building Evaluation Label "2-Star", or which meet emissions performance or primary energy demand standards.

  •
  Energy Efficiency:  Acquisition, development, construction, operation, or maintenance of energy-efficient facilities and infrastructure, including data centers with power usage effectiveness of no more than 1.5, digitalization and deployment of infrastructure or other networking solutions and cooling equipment that result in at least 15% improvement in energy consumed or emissions generated.

  •
  COVID-19 Crisis Response:  Financial capital and expertise dedicated to combat the COVID-19 pandemic, including purchases, or research and development, relating to medical equipment, including testing kits and vaccines, AI technology and other technical support to promote public health development efforts, and merchant relief and rural support programs each with the objective of ensuring business and employment continuity.

  •
  Renewable Energy:  Acquisition, development, construction, operation, or maintenance of renewable energy projects, or the purchase of renewable energy, such as solar and wind.

  •
  Circular Economy and Design:  Expenditure related to resource-efficient packaging and distribution, increasing waste diversion from landfills, and reducing waste at the source, such as recycling facilities, procurement of recycled or reused materials, and research and development of more sustainable packaging materials.

Project Evaluation and Selection

A committee that is chaired by our Deputy Chief Financial Officer and comprises members from our Corporate Social Responsibility, Corporate Finance, and Investor Relations teams will from time to time and at least annually screen potential Eligible Projects against the eligibility criteria.

Management of Proceeds

Net proceeds from the Sustainability Notes will be deposited in our general funding accounts pending allocation to Eligible Projects. Net proceeds awaiting allocation will be temporarily invested in cash or cash equivalents, or short-term investments in accordance with our corporate treasury policy and will not be knowingly placed in investments that include greenhouse gas intensive projects inconsistent with the delivery of a low carbon economy.

In the case of divestment or if a project no longer meets the relevant eligibility criteria, we will seek to reallocate the relevant amount to other Eligible Projects. Any payment of principal and interest on the Sustainability Notes will not be linked to the performance of any of our Eligible Projects.

Reporting

We will report on both allocation and impact on or before the first anniversary of settlement of the Sustainability Notes. We will report at least annually thereafter until net proceeds from the Sustainability Notes are fully allocated to Eligible Projects (and in timely fashion if a material amendment is required to past reporting).

External Review

We have worked with an independent third-party consultant with recognized expertise in environmental, social and governance research and analysis to (i) assess our Framework for alignment with the Principles; and (ii) obtain and make publicly available a "second party opinion" from such consultant with respect to such alignment.

Other

The information and materials found on our website, including without limitation the aforementioned second party opinion and the Framework, are not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus or any other report or filing filed with the SEC.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

 CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale of the Notes pursuant to this prospectus supplement, resulting in estimated net proceeds of US$4,963 million, after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

The as adjusted information below is illustrative only. You should read this table in conjunction with our consolidated financial statements and the related notes as of March 31, 2019 and 2020, and for each of the three years ended March 31, 2020, which are contained in Exhibit 99.2 titled "Updated Part III, Item 18. Financial Statements, from the Company's Annual Report on Form 20-F for the year ended March 31, 2020, as filed with the Securities and Exchange Commission on July 9, 2020" to our current report on Form 6-K originally furnished to the SEC on February 2, 2021 and incorporated by reference in this prospectus supplement, and our unaudited interim condensed consolidated financial statements as of and for the six months ended September 30, 2020, which are contained in Exhibit 99.2 titled "Unaudited Condensed Consolidated Financial Statements for the six months ended September 30, 2019 and 2020 to our current report on Form 6-K originally furnished to the SEC on February 2, 2021 and incorporated by reference in this prospectus supplement.

	As of September 30, 2020
	Actual		As adjusted
	RMB	US$	RMB	US$
	(in millions)
Cash and cash equivalents and short-term investments(1)	405,912	59,784	439,607	64,747

Short-term debt:
Current bank borrowings	4,903	722	4,903	722
Total short-term debt	4,903	722	4,903	722

Long-term debt:
Non-current bank borrowings	39,399	5,803	39,399	5,803
Non-current unsecured senior notes (other than Notes issued in connection with this offering)	77,486	11,413	77,486	11,413
Notes issued in connection with this offering	—	—	33,695	4,963

Total long-term debt	116,885	17,216	150,580	22,179

Total mezzanine equity	8,033	1,183	8,033	1,183

Total shareholders' equity	857,403	126,282	857,403	126,282

Total capitalization(2)	982,321	144,681	1,016,016	149,644

(1)
Includes both cash and cash equivalents and short-term investments, which primarily comprise fixed deposits with original maturities of between three months and one year.

(2)
Equals the sum of total long-term debt, total mezzanine equity and total shareholders' equity.

DESCRIPTION OF THE NOTES

Alibaba Group Holding Limited, a holding company incorporated under the laws of the Cayman Islands, will issue US$1,500,000,000 in aggregate principal amount of 2.125% notes due 2031 (the "2031 Notes"), US$1,000,000,000 in aggregate principal amount of 2.700% notes due 2041 (the "2041 Notes"), US$1,500,000,000 in aggregate principal amount of 3.150% notes due 2051 (the "2051 Notes") and US$1,000,000,000 in aggregate principal amount of 3.250% notes due 2061 (the "2061 Notes" and, together with the 2031 Notes, the 2041 Notes and the 2051 Notes, the "Notes") under an indenture, as supplemented by a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture and a Ninth Supplemental Indenture (as so supplemented, the "Indenture"), dated as of December 6, 2017, between itself and The Bank of New York Mellon, as trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Certain terms used in this description are defined under the subheading "— Certain Definitions." In this description, the words "Company," "we" and "our" refer only to Alibaba Group Holding Limited and not to any of its Controlled Entities (as defined below).

The following description is only a summary of the material provisions of the Indenture and the Notes, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A form of the Indenture is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of the Indenture from us at our address set forth under "Where You Can Find More Information About Us" in the accompanying prospectus. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

Principal, Maturity and Interest

The Company will issue the 2031 Notes initially with an aggregate principal amount of US$1,500,000,000, the 2041 Notes initially with an aggregate principal amount of US$1,000,000,000, the 2051 Notes initially with an aggregate principal amount of US$1,500,000,000, and the 2061 Notes initially with an aggregate principal amount of US$1,000,000,000. The 2031 Notes, the 2041 Notes, the 2051 Notes and the 2061 Notes will mature on February 9, 2031, February 9, 2041, February 9, 2051, and February 9, 2061, respectively. Interest on the 2031 Notes, the 2041 Notes, the 2051 Notes and the 2061 Notes will accrue at the rate of 2.125%, 2.700%, 3.150% and 3.250% per annum, respectively, and will be payable semiannually in arrears on February 9 and August 9, commencing on August 9, 2021 to the holders of record of those Notes on the immediately preceding January 20 or July 20, respectively. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Additional Notes

We may issue additional notes (the "Additional Notes") under the Indenture. The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture for the applicable series, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued. We will not issue any Additional Notes unless the Additional Notes are fungible with the outstanding Notes of the applicable series for U.S. federal income tax purposes.

Denomination

The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in registered global form.

Ranking

The Notes will be our senior unsecured obligations and will (i) rank senior in right of payment to all of our existing and future indebtedness expressly subordinated in right of payment to the Notes and (ii) rank at least equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). Secured debt and other secured obligations of the Company will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations. As of September 30, 2020, without giving effect to the offering of the Notes and the use of proceeds therefrom, we had RMB44.30 billion (US$6.52 billion) of bank borrowings outstanding, of which RMB7.63 billion (US$1.12 billion) was secured indebtedness, and RMB77.49 billion (US$11.41 billion) was unsecured senior notes outstanding.

All of our operations are conducted through our Controlled Entities. Claims of creditors of such Controlled Entities that are not guarantors of our obligations, including trade creditors and creditors holding indebtedness or guarantees issued by such Controlled Entities, and claims of preferred stockholders of such Controlled Entities generally will have priority with respect to the assets and earnings of such Controlled Entities over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Controlled Entities that are not guarantors. As of September 30, 2020, without giving effect to the offering of the Notes and the use of proceeds therefrom, the total amount of bank borrowings of the Controlled Entities was RMB44.30 billion (US$6.52 billion).

No Guarantee

The Notes are not guaranteed by any of our existing Subsidiaries or Consolidated Affiliated Entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Additionally, the Indenture governing the Notes will not contain any obligation for any of our existing or future Subsidiaries or Consolidated Affiliated Entities to guarantee the Notes. In the future we and our Subsidiaries or Consolidated Affiliated Entities may enter into credit facilities, including revolving credit facilities, secured by our assets or the assets of, or guaranteed by, such Subsidiaries or Consolidated Affiliated Entities without obligating such Subsidiaries or Consolidated Affiliated Entities to provide security or guarantees in respect of the Notes. See "Risk Factors — Risks Related to the Notes — The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries and consolidated affiliated entities."

Optional Redemption

We may redeem the 2031 Notes at any time prior to November 9, 2030, the 2041 Notes at any time prior to August 9, 2040, the 2051 Notes at any time prior to August 9, 2050, and the 2061 Notes at any time prior to August 9, 2060, in each case, in whole or in part, upon giving not less than 30 days nor more than 60 days' notice to holders of the applicable Notes (which notice shall be irrevocable) and the Trustee, at a redemption amount equal to the greater of:

  •
  100% of the principal amount of the applicable Notes to be redeemed; and

  •
  the "make-whole amount," which means the amount determined by the Paying Agent on the fifth Business Day before the redemption date equal to the sum of (i) the present value of the principal amount of the applicable Notes to be redeemed, assuming a scheduled repayment thereof on the stated maturity date, plus (ii) the present value of the remaining scheduled payments of interest on such Notes to and including the stated maturity date (exclusive of interest accrued to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points in the case of the 2031 Notes, plus 20 basis points in the case of the 2041 Notes, plus 25 basis points in the case of the 2051 Notes, and plus 30 basis points in the case of the 2061 Notes;

plus, in each case, accrued and unpaid interest, if any, on such Notes to, but not including, the redemption date; provided that the principal amount of any series of the applicable Notes that remain outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

In addition, we may, upon giving not less than 30 days' nor more than 60 days' notice to holders of the applicable Notes (which notice shall be irrevocable) and the Trustee redeem the 2031 Notes, at any time from or after November 9, 2030, the 2041 Notes, at any time from or after August 9, 2040, the 2051 Notes, at any time from or after August 9, 2050, and the 2061 Notes, at any time from or after August 9, 2060, in each case, in whole or in part, at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed plus accrued and unpaid interest, if any, on such Notes to, but not including, the redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable Notes to be redeemed.

"Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

"Reference Treasury Dealer" means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by us in good faith.

"Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such redemption date.

"Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to the Trustee and each holder of record of the applicable Notes to be redeemed at its registered address (or in the case of Global Notes, delivered to DTC). The notice of redemption for the applicable Notes will state, among other things, the amount of the applicable Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of applicable Notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on the applicable Notes that have been called for redemption at the redemption date.

If less than all of the Notes are to be redeemed, the Notes for redemption will be selected as follows:

  •
  if the Notes are listed on any securities exchange, in compliance with the requirements of the securities exchange on which the Notes are then traded and/or if the Notes are held through the clearing systems, in compliance with the requirements of the applicable clearing systems; or

  •
  if the Notes are not listed on any securities exchange or held through the clearing systems, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, unless otherwise required by law.

In any case in which the date of the payment of principal of, premium (if any) or interest on the Notes (including any payment to be made on any date fixed for redemption or purchase of any Note) is not a Business Day at a place of payment, then payment of principal, premium (if any) or interest need not be made on such date but may be made on the next succeeding Business Day in such place. Any payment made on such Business Day will have the same force and effect as if made on the date on which such payment is due, and no interest on the Notes will accrue for the period after such date.

Repurchase Upon Triggering Event

If a Triggering Event occurs, unless we have exercised our right to redeem the Notes as described under the heading "— Tax Redemption" or under the heading "— Optional Redemption," we will be required to make an offer to repurchase all or, at the holder's option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof), of each holder's Notes pursuant to the offer described below (the "Triggering Event Offer"). In the Triggering Event Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the "Triggering Event Payment").

Within 30 days following a Triggering Event, we will be required to send a notice to holders of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the "Triggering Event Payment Date"), pursuant to the procedures required by the Notes and described in such notice.

On the Triggering Event Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Triggering Event Offer;

  •
  deposit with the Paying Agent one Business Day prior to the Triggering Event Payment Date an amount of cash in U.S. dollars equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered at least three Business Days prior to the Triggering Event Payment Date; and

  •
  deliver or cause to be delivered to the Paying Agent the Notes properly accepted together with an officer's certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The Paying Agent will be required to promptly send to each holder who properly tendered Notes the purchase price for the Notes properly tendered, and the Trustee will be required to promptly authenticate and send (or cause to be transferred by book-entry) to each such holder a new Note equal in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof (or, if less, the remaining principal amount thereof).

We will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

There can be no assurance that we will have sufficient funds available at the time of a Triggering Event to consummate a Triggering Event Offer for all Notes then outstanding (or all Notes properly tendered by the holders of the Notes) and pay the Triggering Event Payment. We may also be prohibited by terms of other indebtedness or agreements from repurchasing the Notes upon a Triggering Event, which would require us to repay the relevant indebtedness or terminate the relevant agreement before we can proceed with a Triggering Event Offer, and there can be no assurance that we will be able to effect such repayment or termination.

"Triggering Event" means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof ("Change in Law") that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in our consolidated financial statements for the most recent fiscal quarter and (y) we being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in our consolidated financial statements for the most recent fiscal quarter prior to such Change in Law and (B) we have not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either that (1) we are able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in our consolidated financial statements for the most recent fiscal quarter prior to such Change in Law (including after giving effect to any corporate restructuring or reorganization plan of ours) or (2) such Change in Law would not materially adversely affect our ability to make principal, premium (if any) and interest payments on the Notes when due.

The definition of Triggering Event includes a phrase relating to operating "substantially all" or deriving "substantially all" of the economic benefits from, the business operations conducted by the Group. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Triggering Event may be uncertain.

Neither the Trustee nor any Agents shall be required to take any steps to ascertain whether a Triggering Event or any event which could lead to a Triggering Event has occurred and neither the Trustee nor any Agents shall be liable to any person for any failure to do so.

Tax Redemption

The Notes of any series may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable Notes (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the Indenture) (a "Tax Change"), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of the Notes and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person's jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.

Prior to the giving of any notice of redemption of the Notes of any series pursuant to the foregoing, we or any such successor Person to us shall deliver to the Trustee (i) a notice of such redemption election, (ii) an opinion of an independent legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officer's certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

Payment of Additional Amounts

All payments of principal, premium, if any, and interest made by us in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a "Relevant Jurisdiction"), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of the Notes of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

  (i)
  in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of the Notes and the Relevant Jurisdiction other than merely holding the Notes or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

  (ii)
  in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the "relevant date" in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

  (iii)
  in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of any Note to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

  (iv)
  in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

  (v)
  in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

  (vi)
  to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

  (vii)
  with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

  (viii)
  in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note; or

  (ix)
  in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the Notes, we will furnish to the Trustee and the Paying Agent, if other than the Trustee, an officer's certificate specifying the amount required to be withheld or deducted on such payments to holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the Trustee or such Paying Agent the Additional Amounts required to be paid; provided that no such officer's certificate will be required prior to any date of payment of principal of, premium (if any) or interest on the Notes if there has been no change with respect to the matters set forth in a prior officer's certificate. The Trustee and each Paying Agent may conclusively rely on the fact that any officer's certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer's certificate furnished pursuant to this paragraph or on the fact that any officer's certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a "Successor Jurisdiction"), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Limitation on Liens

The Company will not create or have outstanding, and we will ensure that none of our Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of us or of any Principal Controlled Entity, without (i) at the same time or prior thereto securing or guaranteeing the Notes, as applicable, equally and ratably therewith or (ii) providing such other security or guarantees for the Notes as shall be approved by an act of the holders of the Notes holding at least a majority of the principal amount of the Notes then outstanding.

The foregoing restriction will not apply to:

  (i)
  any Lien, guarantee or indemnity arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

  (ii)
  any Lien, guarantee or indemnity in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into us or a Principal Controlled Entity after the date of the Indenture which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into us or a Principal Controlled Entity;

  (iii)
  any Lien, guarantee or indemnity created or outstanding in favor of us or any Lien, guarantee or indemnity created by any of our Controlled Entities in favor of any of our other Controlled Entities;

  (iv)
  any Lien, guarantee or indemnity in respect of Relevant Indebtedness of us or any Principal Controlled Entity with respect to which we or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of us or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

  (v)
  any Lien, guarantee or indemnity created in connection with Relevant Indebtedness of us or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

  (vi)
  any Lien, guarantee or indemnity created in connection with an acquisition of assets or a project financed with, or created to secure, Non-recourse Obligations; or

  (vii)
  any Lien, guarantee or indemnity arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien or guaranteed by any guarantee or indemnity permitted by the foregoing clause (ii), (v), (vi) or this clause (vii); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other Person in a transaction in which the Company is not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

  (i)
  any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the Indenture all of the Company's obligations under the Indenture and the Notes, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

  (ii)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  (iii)
  the Company shall have delivered to the Trustee an officer's certificate and an opinion of independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Listing of the Notes

Approval-in-principle has been received for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, our subsidiaries or affiliates or the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

For so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes. In addition, in the event that a

Global Note is exchanged for definitive Notes, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Open Market Purchases

We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The Indenture contains provisions permitting us and the Trustee, without the consent of the holders of a series of Notes, to execute supplemental indentures for certain enumerated purposes in the Indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the Indenture or to change or modify in any manner the rights of the holders of the Notes. The Trustee and we may not, however, without the consent of each holder of such series of Notes:

  (i)
  change the Stated Maturity of the principal or premium, if any, or any installment of interest of such Notes;

  (ii)
  reduce the principal amount of, payments of interest on or stated time for payment of interest on such Notes;

  (iii)
  change any obligation of ours to pay Additional Amounts with respect to such Notes;

  (iv)
  change the currency of payment of the principal of, premium (if any) or interest on such Notes;

  (v)
  impair the right to institute suit for the enforcement of any payment due on or with respect to such Notes;

  (vi)
  reduce the above stated percentage of outstanding Notes of such series necessary to modify or amend the Indenture;

  (vii)
  reduce the percentage of the aggregate principal amount of outstanding Notes of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

  (viii)
  modify the provisions of the Indenture with respect to modification and waiver;

  (ix)
  amend, change or modify any provision of the Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the holders of such series of Notes; or

  (x)
  reduce the amount of the premium payable upon the redemption or repurchase any of such series of Notes or change the time at which any of the Notes of such series may be redeemed or repurchased as described above under "— Optional Redemption," "— Tax Redemption" or "— Repurchase Upon Triggering Event" (except through amendments to the definition of "Triggering Event").

The holders of not less than a majority in aggregate principal amount of the Notes of a series may on behalf of all holders of the Notes of such series waive any existing or past Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the Notes of such series then outstanding, in which event the consent of all holders of the Notes of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of each holder of the Notes of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the Notes of such series, whether or not they have given consent to such waivers, and on all future holders of Notes of such series, whether or not notation of such waivers is made upon the Notes of such series. Any instrument given by or on behalf of the Notes of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the Notes of such series.

Notwithstanding the foregoing, without the consent of any holder of the Notes of such series, the Trustee and we may amend the Indenture and the Notes of such series to, among other things:

  (i)
  cure any ambiguity, omission, defect or inconsistency contained in the Indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of Notes;

  (ii)
  evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under "— Certain Covenants — Consolidation, Merger and Sale of Assets," or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of Notes and in the Indenture;

  (iii)
  comply with the rules of any applicable depository;

  (iv)
  secure such series of Notes;

  (v)
  add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of Notes, or to surrender any right or power herein conferred upon the Company;

  (vi)
  make any change in such series Notes that does not adversely affect the legal rights under the Indenture of any holder of the Notes in any material respect;

  (vii)
  evidence and provide for the acceptance of an appointment under the Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms thereof;

  (viii)
  conform the text of the Indenture or such series of Notes to any provision of this "Description of the Notes" to the extent that such provision in this offering memorandum was intended to be a verbatim recitation of a provision of the Indenture or Notes as evidenced by an officer's certificate;

  (ix)
  make any amendment to the provisions of the Indenture relating to the transfer and legending of such series of Notes as permitted by the Indenture, including, but not limited to, facilitating the issuance and administration of such series of Notes or, if incurred in compliance with the Indenture, Additional Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in such series of Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the Notes of such series;

  (x)
  make any amendment to the Indenture necessary to qualify the Indenture under the Trust Indenture Act;

  (xi)
  establish the form and terms of and to provide for the issuance of any Additional Notes permitted under the Indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed; and

  (xii)
  add guarantors or co-obligors with respect to the Notes of such series (including in connection with the "— Certain Covenants — Limitations on Liens" provision above).

The consent of the holders of the Notes of such series is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder given in connection with a tender of such holder's Notes of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, we are required to give to the holders of such series of Notes a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Payments for Consent

We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes of such series unless such consideration is offered to be paid and is paid to all holders of the relevant Notes of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Each of the following will be defined as an "Event of Default" under the Indenture with respect to the applicable series of Notes:

  (i)
  failure to pay principal or premium in respect of the Notes when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

  (ii)
  failure to pay interest on the Notes (including any additional interest) within 30 days after such interest becomes due and payable;

  (iii)
  default in the performance of or breach our obligations under the " — Certain Covenants — Consolidation, Merger and Sale of Assets" covenant;

  (iv)
  default in the performance of or breach any covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

  (v)
  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

  (vi)
  the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

  (vii)
  the Notes or the Indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than is permitted by the Indenture.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the then outstanding Notes of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.

If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding by written notice to us (or to the Trustee if such notice is given by the holders of the Notes) may, and the Trustee at the written request of such holders shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction), declare the unpaid principal amount of the Notes of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default described in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the Notes then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the Trustee or any holder of the Notes, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the Notes of such series may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. For information as to waiver of defaults, see "— Modification and Waiver."

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the request, order or direction of any of the holders of Notes, unless the requisite number of holders have instructed the Trustee in writing and offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No holder of the Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series, (ii) the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding have made written request to the Trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the Trustee and (iv) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Notes of such series then outstanding a written direction inconsistent with such request, within 60 days after such written notice, request and offer of indemnity and/or security and/or pre-funding satisfactory to the Trustee. However, such limitations do not apply to a suit instituted by a holder of a Note for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the Notes on or after the applicable due date specified in the Notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect with respect to a series of Notes when:

  (1)
  either:

  (a)
  all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Registrar for cancellation; or

  (b)
  all Notes of such series that have not been delivered to the Registrar for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the Notes of such series not delivered to the Registrar for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the Indenture has occurred and is continuing with respect to the Notes of such series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (3)
  we have paid or caused to be paid all sums payable by us under the Indenture with respect to the Notes of such series; and

  (4)
  we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officer's certificate and an opinion of independent legal counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

NDRC Post-issue Filing

We will notify the Trustee if we do not file or cause to be filed with the National Development and Reform Commission of the PRC (the "NDRC") the requisite information and documents required to be filed with the NDRC within 10 PRC Business Days after the Closing Date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing (  , the "Foreign Debt Registration Certificate") issued by the General Office of the NDRC on December 28, 2020 pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations ( ) issued by the NDRC on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the "Post-Issuance Filing"). Such notification to the Trustee will be made within 10 PRC Business Days after such failure to complete the Post-Issuance Filing.

"PRC Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

The Trustee shall have no obligation or duty to monitor or ensure or to assist with the Post-Issuance Filing on or before the relevant deadline or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the Post-Issuance Filing and/or the relevant documents evidencing the Post-Issuance Filing or to give notice to the holders confirming the completion of the Post-Issuance Filing, and shall not be liable to holders or any other person for not doing so.

Legal Defeasance and Covenant Defeasance

The Indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the Notes of any series ("Legal Defeasance") except for:

  (1)
  the rights of holders of the Notes of such series that are then outstanding to receive payments in respect of the principal of, or interest or premium on the Notes of such series when such payments are due from the trust referred to below;

  (2)
  our obligations with respect to the Notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the Indenture.

The Indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding Notes of any series released with respect to certain covenants (including our obligations under the headings "— Certain Covenants — Limitation on Liens," "— Certain Covenants — Consolidation, Merger and Sale of Assets" and "— Payments for Consent") that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "— Events of Default" will no longer constitute an Event of Default.

The Indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  we must irrevocably deposit with the Trustee (or its agent), in trust, for the benefit of the holders of the Notes of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on the Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, we must deliver to the Trustee an opinion of independent legal counsel reasonably acceptable to the Trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent legal counsel will confirm that, the holders of the then outstanding Notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of independent legal counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding Notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the Notes must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  we must deliver to the Trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  (6)
  we must deliver to the Trustee an officer's certificate and an opinion of independent legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

No Sinking Fund

The Notes will not be subject to, nor entitled to the benefit of, any sinking fund.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Book-Entry; Delivery and Form

The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in definitive, fully registered global form without interest coupons, collectively referred to herein as the "Global Notes." The Notes will be issued at the closing of this offering only against payment in immediately available funds. The Global Notes will be deposited upon issuance with The Bank of New York Mellon as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a Direct or Indirect Participant in DTC as described below.

Unless and until exchanged in whole or in part for definitive Notes in registered certificated form ("Certificated Notes"), the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

We understand that, under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the Global Notes, is entitled to take, DTC would authorize the Participants to take such action, and that Participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, the Trustee and the Agents will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee, the Agents nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Agents or the Company. Neither the Company, the Agents nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company, the Agents and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company, the Agent, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days;

  (2)
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default with respect to the Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

The Trustee

The Trustee under the Indenture is The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability. Pursuant to the Indenture, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will be designated by us as the initial paying and transfer agent and registrar (together, the "Agents") for the Notes. The corporate trust office of the Trustee is currently located at 240 Greenwich Street, New York, NY 10286, United States of America.

The Indenture provides that the Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

Whenever the Trustee shall have discretion or permissive power in accordance with the Indenture or the law, the Trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the Trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).

Subject to the terms of the Indenture and the Trust Indenture Act, the Trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the Trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the Trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the Trustee or its affiliates in the future in the normal course of business. In addition, the Trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The Trustee may have an interest in, or may be providing, or may in the future provide financial services to other parties.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

Currency Indemnity

To the fullest extent permitted by law, our obligations to any holder of Notes under the Indenture shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such holder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the Trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the Trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder or the Trustee shall not have any obligation to pay any such excess as long as a default by us in our obligations under the Indenture or the Notes of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder or, as the case may be, the Trustee to such obligations.

Governing Law and Consent to Jurisdiction

The Indenture and the Notes will be governed by and will be construed in accordance with the laws of the State of New York.

We have agreed that any action arising out of or based upon the Indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Corporation Service Company as our agent upon which process may be served in any such action.

We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the Indenture and the Notes.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the Indenture.

"Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York, Hong Kong, Singapore or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

"Company" means Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands.

"Consolidated Affiliated Entity" of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

"Controlled Entity" of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Group" means the Company and our Controlled Entities.

"holder" in relation to a Note, means the Person in whose name a Note is registered in the security register for the registration and the registration of transfer or of exchange of the Notes.

"Lien" means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

"Non-recourse Obligation" means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

"Paying Agent" means The Bank of New York Mellon or its successor as paying agent under the Indenture.

"Person" means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

"PRC" means the People's Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

"Preferred Shares," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

"Principal Controlled Entities" at any time shall mean one of our Controlled Entities

  (i)
  as to which one or more of the following conditions is/are satisfied:

  (a)
  its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the Group's consolidated total revenue;

  (b)
  its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the Group's consolidated net profit (before taxation and exceptional items); or

  (c)
  its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group's consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

    (1)
    in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

    (2)
    if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

    (3)
    if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

    (4)
    if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

  (ii)
  that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officer's certificate delivered to the Trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

"Registrar" means The Bank of New York Mellon or its successor as registrar under the Indenture.

"Relevant Indebtedness" means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

"Stated Maturity" means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.

"Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"Trustee" means The Bank of New York Mellon or its successor as trustee under the Indenture.

"U.S. GAAP" refers to generally accepted accounting principles in the United States of America.

"U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

TAXATION

This summary is based on the laws of the Cayman Islands, Hong Kong, the PRC and the United States in effect on the date of this prospectus supplement, which are subject to changes (or changes in interpretation), possibly with retroactive effect. This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own, or dispose of the Notes and does not purport to deal with consequences applicable to all categories of investors, some of which may be subject to special rules. Prospective investors are urged to consult their tax advisors regarding the tax consequences of owning and disposing of the Notes.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by our company.

Payments of interest and principal on the Notes will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal to any holder of the Notes, nor will gains derived from the disposal of the Notes be subject to Cayman Islands income or corporation tax. No stamp duty is payable in respect of the issue of the Notes. An instrument of transfer in respect of a Note will be stampable if executed in or brought into the Cayman Islands.

Hong Kong Taxation

Withholding tax

No withholding tax in Hong Kong is payable on payments of principal or interest with respect to the Notes or in respect of any capital gains arising from the sale of the Notes.

Profits tax

Hong Kong profits tax is charged on every person carrying on a trade, profession or business in Hong Kong with respect to assessable profits arising in or derived from Hong Kong from such trade, profession or business (excluding profits arising from the sale of capital assets).

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the "Inland Revenue Ordinance") as it is currently applied, Hong Kong profits tax may be charged on revenue profits arising on the sale, disposal or redemption of the Notes where such sale, disposal or redemption is or forms part of a trade, profession or business carried on in Hong Kong.

Interest on the Notes will be subject to Hong Kong profits tax where such interest has a Hong Kong source, and is received by or accrues to:

  (a)
  a financial institution (as defined in the Inland Revenue Ordinance) and arises through or from the carrying on by the financial institution of its business in Hong Kong; or

  (b)
  a corporation carrying on a trade, profession or business in Hong Kong and where the interest is derived from Hong Kong; or

  (c)
  a person, other than a corporation, carrying on a trade, profession or business in Hong Kong and such interest is with respect to the funds of the trade, profession or business and where the interest is derived from Hong Kong.

Stamp duty

No Hong Kong stamp duty will be chargeable upon the issue, or subsequent transfer of the Notes (for so long as the register of holders of the Notes is maintained outside Hong Kong).

People's Republic of China Taxation

Regulations on PRC Income Tax

Under the PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, an enterprise established outside of China with a "de facto management body" within China is considered a "resident enterprise", which means that it is treated in the same manner as a Chinese resident enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define "de facto management body" as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, issued on April 22, 2009 and further amended on December 29, 2017, or Circular 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. The determining criteria set forth in Circular 82 may reflect the State Taxation Administration's general position on how the "de facto management body" test may be applied in determining the tax resident status of all offshore enterprises. Therefore, although we do not have a PRC enterprise or enterprise group as our primary controlling shareholder and are therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of our company and subsidiaries outside the PRC.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a "de facto management body" in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met at the same time:

  •
  the primary location of the day-to-day operational management is in the PRC;

  •
  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

  •
  the enterprise's primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

  •
  50% or more of voting board members or senior executives habitually reside in the PRC.

On September 1, 2011, the State Taxation Administration issued Provisional Administrative Measures for Income Taxation of Chinese-Controlled Offshore-Incorporated Enterprises, or Circular 45, which was amended in 2015, 2016 and 2018 respectively, to further prescribe the rules concerning the recognition, administration and taxation of a Chinese-controlled offshore incorporated enterprise. Circular 45 provides two ways of recognizing a Chinese-controlled offshore incorporated enterprise as a resident enterprise. First, the Chinese-controlled offshore incorporated enterprise may make judgment on its own that its "de facto management body" is located in China based on the criteria set forth in Circular 82, and, in case the enterprise believes that the criteria are met, it shall file an application with the PRC in-charge tax authority for the recognition of the resident status. Second, the PRC tax authorities may determine that the Chinese-controlled offshore incorporated enterprise is a resident enterprise after its proactive investigation.

We do not believe that we meet any of the conditions outlined in Circular 82. Alibaba Group Holding Limited and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Accordingly, we believe that Alibaba Group Holding Limited and our offshore subsidiaries should not be treated as a "resident enterprise" for PRC tax purposes if the criteria for "de facto management body" as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to our offshore entities, we will continue to monitor our tax status.

Our PRC counsel, Fangda Partners, has advised us that if we are deemed to be a PRC resident enterprise for enterprise income tax purposes, among other things, we would be subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. Furthermore, if we were deemed to be a PRC resident enterprise, we would be obligated to withhold PRC income tax of 7% on payments of interest on the Notes made to investors that are non-resident investors (including enterprises and individuals) located in Hong Kong if such Hong Kong investor is a beneficial owner under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, or generally 10% (for non-resident enterprise investors) or 20% (for non-resident individual investors) on payments of interest on the Notes made to other non-resident investors, because the interest would be regarded as being derived from sources within the PRC. In addition, if the company fails to do so, it may be subject to fines and other penalties. Similarly, if we were deemed to be a PRC resident enterprise, any gain realized by such non-resident investors from the transfer of the Notes would be regarded as being derived from sources within the PRC and accordingly would be subject to a 10% (for non-resident enterprise investors) or 20% (for non-resident individual investors) PRC withholding tax. Any PRC tax liability for the capital gain realized from the transfer of the Notes may also be reduced by an applicable tax treaty.

Regulations on Value-added Tax

On March 23, 2016, the Ministry of Finance and the State Taxation Administration promulgated the Circular of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner, or Circular 36, which was further revised in 2017 and 2019. According to Circular 36, from May 1, 2016, VAT replaced business tax in all industries on a nationwide basis. On November 19, 2017, the PRC State Council further amended the Interim Regulation of the People's Republic of China on Value Added Tax to reflect the normalization of the pilot program. A VAT rate of 6% applies to revenue derived from the provision of certain services. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the revenue from services provided.

On March 20, 2019, the Ministry of Finance and the State Taxation Administration and the General Administration of Customs issued the Announcement on Policies for Deepening the VAT Reform, or Announcement 39, which came into effect on April 1, 2019, to further slash VAT rates. According to Announcement 39, (i) the 16% or 10% VAT previously imposed on sales and imports by general VAT taxpayers is reduced to 13% or 9% respectively; (ii) the 10% purchase VAT credit rate allowed for the procured agricultural products is reduced to 9%; (iii) the 13% purchase VAT credit rate allowed for the agricultural products procured for production or commissioned processing is reduced to 10%; and (iv) the 16% or 10% export VAT refund rate previously granted to the exportation of goods or labor services is reduced to 13% or 9%, respectively.

Pursuant to Circular 36 and other regulations, income derived from the provision of financial services within China, which was previously subject to business tax, is instead subject to VAT. Financial services include, among others, the provision of loans and "loans" refers to the activity of lending capital for the use of another and receiving the interest income therefrom. In practice, debt instruments similar to the Notes will generally be treated as a type of loan by the PRC tax authorities and, therefore, the holders of the Notes are likely to be treated as providing financial services to the company. Services will be treated as being provided within China when either the service provider or the service recipient is within the PRC. The company, which is the service recipient, is not a PRC corporation. However, if we are considered a PRC resident enterprise and if the PRC tax authorities take the view that the holders of the Notes are providing loans within the PRC, the interest payable by the company to a holder of the Notes shall be subject to VAT at a current rate of 6% and related local levies, including educational surtax, local educational surcharges and urban maintenance and construction tax at a rate of up to 0.72%. Where a holder of the Notes who is located outside of the PRC resells the Notes to an entity or individual located outside of the PRC, VAT is unlikely to be applicable to any gain on such transfer. If a debt instrument holder is an entity, when it transfers a debt instrument to a PRC entity or individual, any gain realized on such transfer of debt instrument is also subject to a PRC VAT at a current rate of 6% and related local levies, including educational surtax, local educational surcharges and urban maintenance and construction tax at a rate of up to 0.72%.

The above statements may be subject to further change upon the issuance of further clarification rules and/or different interpretation by the competent tax authority. There is uncertainty as to the application of Circular 36. Potential holders should consult their tax advisors with regard to the application of PRC tax laws to their particular situations as well as any tax consequences arising under the laws of any other tax jurisdiction.

United States Federal Income Tax Considerations

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. This summary deals only with Notes that are held as capital assets by a U.S. holder (as defined below) who acquires the Notes upon original issuance at their initial offering price.

A "U.S. holder" means a beneficial owner of the Notes that is, for United States federal income tax purposes, any of the following:

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  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not address the effects of the Medicare contribution tax on net investment income or foreign, state, local or other tax considerations that may be relevant to U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this summary does not address:

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  tax consequences to U.S. holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes, tax-exempt entities or insurance companies;

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  tax consequences to persons holding the Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

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  tax consequences to U.S. holders whose "functional currency" is not the United States dollar;

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  tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement; or

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  alternative minimum tax consequences, if any.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisors.

If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Payments of Interest

Interest on a Note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. In addition to interest on the Notes, which includes any foreign tax withheld from the interest payments received, you will be required to include in income any additional amounts paid in respect of any such foreign withholding tax. Interest income (including any additional amounts) on a Note will generally be considered foreign source income and, for purposes of the United States foreign tax credit, will generally be considered passive category income. You may be entitled to credit any foreign withholding tax, subject to certain limitations. For instance, if you are eligible for the benefits of an income tax treaty that provides for a reduced rate of withholding, you generally will not be entitled to a foreign tax credit for any amounts withheld in excess of the applicable treaty rate. In addition, you will generally be denied a foreign tax credit for foreign taxes imposed with respect to the Notes where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. Any non-income taxes (such as any value added tax) imposed on interest payments generally will not be eligible for a foreign tax credit, but you may be entitled to deduct any such taxes. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Instead of claiming a foreign tax credit, you may elect to deduct any foreign withholding taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign income taxes instead of claiming foreign tax credits must apply to all foreign income taxes paid or accrued in the taxable year.

Sale, Exchange, Retirement or other Disposition of Notes

Upon the sale, exchange, retirement or other taxable disposition of a Note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will generally be your cost for that Note. Any gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any foreign tax imposed upon a disposition of a Note unless such credit can be applied (subject to applicable limitation) against tax due on other income treated as derived from foreign sources. Any non-income taxes (such as any value added tax) imposed on the taxable disposition of a Note generally will not be eligible for a foreign tax credit, but such taxes generally will reduce the amount realized upon the disposition.

Information with Respect to Foreign Financial Assets

Owners of "specified foreign financial assets" with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisors regarding the application of this reporting requirement to your ownership of the Notes.

Backup Withholding and Information Reporting

Information reporting may apply to all payments of interest and principal on a Note and the proceeds from a sale or other disposition of a Note paid to you, unless you are an exempt recipient. Backup withholding may apply to such payments or proceeds if you fail to provide your taxpayer identification number or a certification that you are not subject to backup withholding, or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

 CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) individual retirement accounts ("IRAs" and each, an "IRA") and other arrangements subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), (iii) an entity whose underlying assets are considered to include "plan assets" (within the meaning of ERISA) by reason of the investments by such plans, accounts or arrangements therein (each, a "Plan") and (iv) any employee benefit plan that is subject to provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws") should consider this section carefully.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or any authority or control over the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan (within the meaning of Section 3(21) of ERISA).

A fiduciary of a Plan or a plan subject to Similar Laws should consider, among other things, fiduciary standards under ERISA, the Code or any applicable Similar Law in the context of the particular circumstances of such Plan before authorizing an investment in the Notes with the assets of any Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law. A fiduciary of a Plan or a plan subject to Similar Laws should also consider whether the investment is in accordance with governing documents and instruments.

In addition, a fiduciary of a Plan should consider the fact that none of the company, the underwriters or any of their respective affiliates (each, a "Transaction Party") will act as a fiduciary to any Plan with respect to the Plan's decision to invest in the Notes. None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to any Plan's decision to invest in the Notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions (referred to as "prohibited transactions") involving "plan assets" (within the meaning of ERISA) with persons who have certain specified relationships to the Plan (including "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). If the company or an affiliate of the company are considered a party in interest or disqualified person with respect to a Plan, then the investment in the Notes by the Plan may give rise to a prohibited transaction; provided, that the purchase and holding of Notes by a Plan may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving life insurance company general accounts) and PTCE 96-23 (for certain transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide exemptive relief for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan receives no less, and pays no more, than adequate consideration in connection with the transaction.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with a Plan's investment in the Notes. If a Plan engages in a non-exempt prohibited transaction, the transaction may require "correction" and may cause the Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Similar Laws may impose similar limitations on plans that are not subject to ERISA or the Code.

Representations

By purchasing and holding the Notes, each purchaser and subsequent transferee of the Notes in this offering will be deemed to have represented that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes or any interest therein constitutes assets of any Plan or (ii) the purchase and the holding of the Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

UNDERWRITING

Citigroup Global Markets Inc., Credit Suisse (Hong Kong) Limited, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and China International Capital Corporation Hong Kong Securities Limited are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, dated February 4, 2021, among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of the 2031 Notes		Principal Amount of the 2041 Notes		Principal Amount of the 2051 Notes		Principal Amount of the 2061 Notes
Citigroup Global Markets Inc.	US$	330,000,000	US$	220,000,000	US$	330,000,000	US$	220,000,000
Credit Suisse (Hong Kong) Limited	US$	330,000,000	US$	220,000,000	US$	330,000,000	US$	220,000,000
Morgan Stanley & Co. LLC	US$	330,000,000	US$	220,000,000	US$	330,000,000	US$	220,000,000
J.P. Morgan Securities LLC	US$	240,000,000	US$	160,000,000	US$	240,000,000	US$	160,000,000
China International Capital Corporation Hong Kong Securities Limited	US$	132,000,000	US$	88,000,000	US$	132,000,000	US$	88,000,000
Australia and New Zealand Banking Group Limited	US$	18,000,000	US$	12,000,000	US$	18,000,000	US$	12,000,000
Bank of China (Hong Kong) Limited	US$	18,000,000	US$	12,000,000	US$	18,000,000	US$	12,000,000
BNP Paribas	US$	18,000,000	US$	12,000,000	US$	18,000,000	US$	12,000,000
DBS Bank Ltd.	US$	18,000,000	US$	12,000,000	US$	18,000,000	US$	12,000,000
The Hongkong and Shanghai Banking Corporation Limited	US$	18,000,000	US$	12,000,000	US$	18,000,000	US$	12,000,000
ING Bank N.V., Singapore Branch	US$	18,000,000	US$	12,000,000	US$	18,000,000	US$	12,000,000
Mizuho Securities Asia Limited	US$	12,000,000	US$	8,000,000	US$	12,000,000	US$	8,000,000
Wells Fargo Securities, LLC	US$	18,000,000	US$	12,000,000	US$	18,000,000	US$	12,000,000
Total	US$	1,500,000,000	US$	1,000,000,000	US$	1,500,000,000	US$	1,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose initially to offer the Notes directly to the public at the applicable offering price listed on the cover page of this prospectus supplement. After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the underwriters.

Certain of the underwriters are not broker-dealers registered with the SEC. Therefore, to the extent they intend to make any offers or sales of Notes in the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities laws and regulations, and FINRA rules. Credit Suisse (Hong Kong) Limited will offer the Notes in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC and, to the extent that its conduct may be deemed to involve participation in offers or sales of Notes in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations.

The address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013, U.S.A. The address of Credit Suisse (Hong Kong) Limited is Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. The address of Morgan Stanley & Co. LLC is 29th Floor, 1585 Broadway, New York, NY 10036, U.S.A. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179, U.S.A. The address of China International Capital Corporation Hong Kong Securities Limited is 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Underwriters	Paid by Us
Per 2031 Notes		0.275%
Per 2041 Notes		0.575%
Per 2051 Notes		0.575%
Per 2061 Notes		0.650%
Total	US$	25,000,000

We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately US$1.94 million, including SEC registration fees of US$544,380, legal fees and expenses of approximately US$0.6 million and accounting fees and expenses of approximately US$0.8 million.

New Issue of Notes

The Notes are a new issue of securities with no established trading market. Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be materially and adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See "Risk Factors — Risks Related to the Notes — An active trading market for the Notes may not develop, and the trading price of the Notes could be materially and adversely affected."

Settlement

We expect that delivery of the Notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the Notes (such settlement being referred to as "T+3"). Under Rule 15c6-1 under the U.S. Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Purchasers of the Notes who wish to trade the Notes prior to the second business day before delivery hereunder should consult their advisors.

Short Positions and Stabilizing Transactions

In connection with the offering, each underwriter (or its affiliates) may purchase and sell the Notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, penalty bid and stabilizing purchases. Short sales involve the sale by an underwriter of a greater principal amount of the Notes than they are required to purchase in the offering. An underwriter must close out any short position by purchasing the Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Notes originally sold by such dealer are purchased in a stabilizing transaction or a covering transaction to cover short positions. Stabilizing transactions involve bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

Similar to other purchase transactions, an underwriter's purchases to cover the syndicate short sales and stabilizing purchases may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. None of us or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, none of us or any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice at any time. No assurance can be given as to the liquidity of, or the trading market for, the Notes.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us, certain of our significant shareholders and for persons or entities with relationships with us or certain of our significant shareholders for which they received or will receive customary fees, commissions and expenses. We may enter into hedging or other derivative transactions as part of our risk management strategy with the underwriters and their affiliates, which may include transactions relating to obligations under the Notes. Our obligations under these transactions may be secured by cash or other collateral.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to the assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates has a lending relationship with us, we have been informed that certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

Affiliates of Citigroup Global Markets Inc., Credit Suisse (Hong Kong) Limited, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are lenders, and an affiliate of Citigroup Global Markets Inc. is the agent, under the US$5.15 billion revolving credit facility between us and other parties named therein. In addition, affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse (Hong Kong) Limited, J.P. Morgan Securities LLC, DBS Bank Ltd. and Mizuho Securities USA LLC are lenders, and an affiliate of Citigroup Global Markets Inc. is the agent, under our US$4.0 billion five-year term loan credit facility between us and other parties named therein.

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement, any amendment or supplement thereto, or any other offering or publicity material relating to the Notes in any country or jurisdiction where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering or publicity material relating to the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with applicable laws and regulations.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are both accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the "Prospectus Regulation") from the requirement to publish a prospectus in connection with offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the "UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 ("EUWA"); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the "FSMA") and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Hong Kong S.A.R.

Each of the underwriters has represented and agreed that:

(a)   it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to professional investors (as defined in the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong), as amended from time to time (the "SFO"), and any rules made thereunder) only or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (the "Ordinance") of the Laws of Hong Kong or which do not constitute an offer to the public within the meaning of the Ordinance; and

(b)   it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors (as defined in the SFO and any rules made thereunder).

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) or the FIEA, and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended), or the Act on Special Taxation Measures. The Notes may not be offered or sold in Japan or to, or for the benefit of, any person resident in Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan.

Korea

The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined under the Foreign Exchange Transaction Law of Korea and its Enforcement Decree), or to any other person for reoffering, resale or re-delivery, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted under applicable Korean laws and regulations.

PRC

This prospectus supplement may not be circulated or distributed in the PRC and the Notes may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC.

Singapore

Each of the underwriters has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of the underwriters has represented and agreed that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

  (1)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; or

  (2)
  where no consideration is or will be given for the transfer; or

  (3)
  where the transfer is by operation of law; or

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B of the SFA:    The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland

Each underwriter agrees that this prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described therein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the company or the Notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission and/or other regulatory authorities or agencies of Taiwan pursuant to relevant securities laws and regulations and may not be issued, offered or sold in Taiwan through a public offering or in circumstances which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires registration with or the approval of the Financial Supervisory Commission of Taiwan or other regulatory authorities or agencies of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

LEGAL MATTERS

We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented as to United States federal securities and New York State law matters by Sullivan & Cromwell LLP. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by King & Wood Mallesons. Simpson Thacher & Bartlett LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law. Sullivan & Cromwell LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS

The audited consolidated financial statements incorporated in this prospectus by reference to Exhibit 99.2 of Alibaba Group Holding Limited's current report on Form 6-K dated February 2, 2021 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Alibaba Group Holding Limited for the year ended March 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the HQG, Inc. and its subsidiaries business the registrant acquired during the year ended March 31, 2020) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers is 22/F, Prince's Building, Central, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the Internet at the SEC's website at www.sec.gov.

This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See also "Incorporation of Certain Documents by Reference" in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Alibaba Group Holding Limited, CIK number 0001577552.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.

We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended March 31, 2020, originally filed with the SEC on July 9, 2020 (File No. 001-36614) (the "2020 Form 20-F"), as updated by our current report on Form 6-K originally furnished to the SEC on February 2, 2021 (Exhibit 99.1 and Exhibit 99.2 to the said report supersede Part I, Item 5. Operating and Financial Review and Prospects — A. Operating Results and Part III, Item 18. Financial Statements of the 2020 Form 20-F, respectively, which is incorporated by reference in the accompanying prospectus);

  •
  our current report on Form 6-K originally furnished to the SEC on February 2, 2021, including Exhibit 99.1 titled "Updated Part I, Item 5. Operating and Financial Review and Prospects — A. Operating Results, from the Company's Annual Report on Form 20-F for the year ended March 31, 2020, as filed with the Securities and Exchange Commission on July 9, 2020," and Exhibit 99.2 titled "Updated Part III, Item 18. Financial Statements, from the Company's Annual Report on Form 20-F for the year ended March 31, 2020, as filed with the Securities and Exchange Commission on July 9, 2020," which is incorporated by reference in the accompanying prospectus;

  •
  our current report on Form 6-K originally furnished to the SEC on February 2, 2021, including Exhibit 99.1 titled "Operating and Financial Review and Prospects for the six months ended September 30, 2020" and Exhibit 99.2 titled "Unaudited Condensed Consolidated Financial Statements for the six months ended September 30, 2019 and 2020," which is incorporated by reference in the accompanying prospectus;

  •
  our current report on Form 6-K originally furnished to the SEC on February 2, 2021, including Exhibit 99.1 titled "Updated Information Relating to Alibaba Group" and Exhibit 99.2 titled "Updated Risk Factors," that is identified as being incorporated herein is incorporated by reference herein;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

  •
  any future current reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner of the Notes, to whom a copy of this prospectus supplement is delivered, on the written or oral request of that person made to:

Alibaba Group Holding Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200

PROSPECTUS

Alibaba Group Holding Limited

Debt Securities

We may offer and sell debt securities from time to time. We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any overallotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 26 of this prospectus.

Investing in our securities involves certain risks. You should carefully consider the risks described in "Risk Factors" in this prospectus and in any prospectus supplement or any document incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those debt securities. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

You should carefully read this document and any applicable prospectus supplement and the related exhibits to the registration statement filed with the SEC. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to:

  •
  "Ant Group" are to Ant Group Co., Ltd. (formerly known as Ant Financial), a company organized under the laws of the PRC on October 19, 2000 and, as context requires, its consolidated subsidiaries; we hold 33% of the equity interest in Ant Group;

  •
  "China" and the "PRC" are to the People's Republic of China;

  •
  "Hong Kong Stock Exchange" are to The Stock Exchange of Hong Kong Limited;

  •
  "NYSE" are to the New York Stock Exchange;

  •
  "variable interest entities" are to our variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the Internet content provider licenses, or ICP licenses, or other business operation licenses or approvals, and generally operate the various websites for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries;

  •
  "we," "us," "our company" and "our" are to Alibaba Group Holding Limited and its consolidated subsidiaries and its affiliated consolidated entities, including its variable interest entities and their subsidiaries; and

  •
  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

References in any prospectus supplement to "the accompanying prospectus" are to this prospectus and to "the prospectus" are to this prospectus and the applicable prospectus supplement taken together.

 FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the "Safe Harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These forward-looking statements can be identified by words or phrases such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "potential," "continue," "ongoing," "targets," "guidance," and similar expressions. The forward-looking statements included in this prospectus relate to, among others:

  •
  our growth strategies and business plans;

  •
  our future business development, results of operations and financial condition;

  •
  trends in commerce, the overall technology and the other industries in which we operate, both in China and globally;

  •
  competition in our industries;

  •
  fluctuations in general economic and business conditions in China and globally;

  •
  expected changes in our revenues and certain cost and expense items and our margins;

  •
  the completion of our investment transactions and regulatory approvals as well as other conditions that must be met in order to complete investment transactions;

  •
  expected results of regulatory investigations, litigations and other proceedings;

  •
  the completion of the process of enhancing the structure of our material variable interest entities and certain other variable interest entities;

  •
  international trade policies, protectionist policies and other policies (including those relating to export control and economic or trade sanctions) that could place restrictions on economic and commercial activity;

  •
  the regulatory environment in which we and companies integral to our ecosystem, including Ant Group, operate in China and globally;

  •
  impacts of the COVID-19 pandemic;

  •
  our sustainability goals; and

  •
  assumptions underlying or related to any of the foregoing.

Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement. We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made herein and are based on current expectations, assumptions, estimates and projections. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events unless required under applicable laws and regulations. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

 OUR COMPANY

Company Overview

To fulfill our mission "to make it easy to do business anywhere," we enable businesses to transform the way they market, sell and operate and improve their efficiencies. We provide the technology infrastructure and marketing reach to help merchants, brands and other businesses to leverage the power of new technology to engage with their users and customers and operate in a more efficient way. Our businesses are comprised of core commerce, cloud computing, digital media and entertainment, and innovation initiatives. In addition, Ant Group, an unconsolidated related party, provides digital payment services and offers digital financial services for consumers and merchants on our platforms. An ecosystem has flourished around our platforms and businesses that consists of consumers, merchants, brands, retailers, third-party service providers, strategic alliance partners and other businesses.

Corporate Information

Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Act of the Cayman Islands (as amended) on June 28, 1999, and we conduct our business through our subsidiaries and variable interest entities. We are listed on the NYSE under the symbol "BABA" and on the Hong Kong Stock Exchange under the stock code "9988."

The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2088. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 19 West 44th Street, Suite 200, New York, New York 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus.

 RISK FACTORS

Investing in our debt securities involves risks. You should carefully consider the risks described under the heading "Risk Factors" in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, and any additional and updated risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

 USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act." The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

  •
  the title and any limit on the aggregate principal amount of the debt securities;

  •
  whether the debt securities will be secured or unsecured;

  •
  whether the debt securities are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

  •
  the percentage or percentages of principal amount at which such debt securities will be issued;

  •
  the interest rate(s) or the method for determining the interest rate(s);

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

  •
  the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

  •
  redemption or early repayment provisions;

  •
  authorized denominations if other than denominations of $2,000 and multiples of $1,000 in excess thereof;

  •
  the form of the debt securities;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

  •
  the identity of the depository for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  any provisions for the defeasance of the particular debt securities being issued in whole or in part;

  •
  any addition or change in the provisions related to satisfaction and discharge;

  •
  any restriction or condition on the transferability of the debt securities;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

  •
  the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

  •
  place or places where notices and demands relating to the debt securities and the indentures may be made;

  •
  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

  •
  any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

  •
  any provisions relating to compensation, reimbursement and indemnification of the trustee;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

  •
  additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the purchase price for, the principal of and any premium and any interest on such debt securities will be payable in U.S. dollars. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities of a series unless such additional debt securities are fungible with the outstanding debt securities of such series for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar's records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the "record date" and will be stated in the applicable prospectus supplement.

We will pay interest, principal, Additional Amounts (as defined below) and any other money due on global registered debt securities pursuant to the applicable procedures of the depository or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called "paying agents." We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Tax Redemption

Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the indenture) (a "Tax Change"), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person's jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.

Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of an independent legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officer's certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

Notice of such a redemption of debt securities shall be given to the holders of the debt securities not less than 30 days nor more than 60 days prior to the date fixed for redemption. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of debt securities or the indenture. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Payment of Additional Amounts

All payments of principal, premium, if any, and interest made by us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a "Relevant Jurisdiction"), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

  (i)
  in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

  (ii)
  in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the "relevant date" in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

  (iii)
  in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

  (iv)
  in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

  (v)
  in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

  (vi)
  to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

  (vii)
  with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

  (viii)
  in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

  (ix)
  in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officer's certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officer's certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officer's certificate. The trustee and each paying agent may conclusively, rely on the fact that any officer's certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer's certificate furnished pursuant to this paragraph or on the fact that any officer's certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a "Successor Jurisdiction"), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

  (i)
  any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman

    Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

  (ii)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  (iii)
  we have delivered to the trustee an officer's certificate and an opinion of independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Open Market Purchases

We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture will contain provisions permitting us and the trustee, without the consent of the holders of a series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the indenture or to change or modify in any manner the rights of the holders of the debt securities. The trustee and we may not, however, without the consent of each holder of such series of debt securities:

  (i)
  change the Stated Maturity of the principal or premium, if any, or any installment of interest of such debt securities;

  (ii)
  reduce the principal amount of, payments of interest on or stated time for payment of interest on such debt securities;

  (iii)
  change any obligation of ours to pay Additional Amounts with respect to such debt securities;

  (iv)
  change the currency of payment of the principal of, premium (if any) or interest on such debt securities;

  (v)
  impair the right to institute suit for the enforcement of any payment due on or with respect to such debt securities;

  (vi)
  reduce the above stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture;

  (vii)
  reduce the percentage of the aggregate principal amount of outstanding debt securities of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  (viii)
  modify the provisions of the indenture with respect to modification and waiver;

  (ix)
  amend, change or modify any provision of the indenture or the related definitions affecting the ranking of the debt securities in a manner which adversely affects the holders of such series of debt securities; or

  (x)
  reduce the amount of the premium payable upon the redemption or repurchase any of such series of debt securities or change the time at which any of the debt securities of such series may be redeemed or repurchased as described above under the heading "Tax Redemption."

The holders of not less than a majority in principal amount of the debt securities of a series may on behalf of all holders of the debt securities of such series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each holder of the debt securities of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the debt securities of such series, whether or not they have given consent to such waivers, and on all future holders of debt securities of such series, whether or not notation of such waivers is made upon the debt securities of such series. Any instrument given by or on behalf of the debt securities of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the debt securities of such series.

Notwithstanding the foregoing, without the consent of any holder of the debt securities of such series, the trustee and we may amend the indenture and the debt securities of such series to, among other things:

  (i)
  cure any ambiguity, omission, defect or inconsistency contained in the indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of debt securities;

  (ii)
  evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under "Consolidation, Merger and Sale of Assets," or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of debt securities and in the indenture;

  (iii)
  comply with the rules of any applicable depository;

  (iv)
  secure such series of debt securities;

  (v)
  add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company;

  (vi)
  make any change in such series debt securities that does not adversely affect the legal rights under the indenture of any holder of the debt securities in any material respect;

  (vii)
  evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

  (viii)
  conform the text of the indenture or any series of debt securities to any provision of this "Description of the Debt Securities" to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or debt securities as evidenced by an officer's certificate;

  (ix)
  make any amendment to the provisions of the indenture relating to the transfer and legending of such series of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of such series of debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in such series of debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities of such series;

  (x)
  make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

  (xi)
  establish the form and terms of and to provide for the issuance of any additional debt securities permitted under the indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed; and

  (xii)
  add guarantors or co-obligors with respect to the debt securities of such series.

The consent of the holders of the debt securities of such series is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder's debt securities of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders of such series of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Payments for Consent

We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Each of the following will be defined as an "Event of Default" under the indenture with respect to the applicable series of debt securities:

  (i)
  failure to pay principal or premium in respect of the debt securities when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

  (ii)
  failure to pay interest on the debt securities (including any additional interest) within 30 days after such interest becomes due and payable;

  (iii)
  default in the performance of or breach of our obligations under "Consolidation, Merger and Sale of Assets";

  (iv)
  default in the performance of or breach of any covenant or agreement in the indenture or under the debt securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities;

  (v)
  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and non-appealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

  (vi)
  the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

  (vii)
  the debt securities or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than is permitted by the indenture.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.

If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding by written notice may declare the unpaid principal amount of the debt securities of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default described in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of the debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived. For information as to waiver of defaults, see "— Modification and Waiver."

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of the debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the debt securities on or after the applicable due date specified in the debt securities.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

  (1)
  either:

  (a)
  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

  (b)
  all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the debt securities of such series not delivered to the paying agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (3)
  we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

  (4)
  we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officer's certificate and an opinion of independent legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series ("Legal Defeasance") except for:

  (1)
  the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

  (2)
  our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings "Consolidation, Merger and Sale of Assets" and "Payments for Consent") that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "— Events of Default" will no longer constitute an Event of Default.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on such debt securities that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent legal counsel will confirm that, the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, we must deliver to the trustee an opinion of independent legal counsel reasonably acceptable to the trustee confirming that the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  we must deliver to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  (6)
  we must deliver to the trustee an officer's certificate and an opinion of independent legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability. Pursuant to the indenture, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will be designated by us as the initial paying and transfer agent and registrar (together, the "Agents") for the debt securities. The corporate trust office of the trustee is currently located at 240 Greenwich Street, New York, NY 10286, United States of America.

The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).

Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the trustee or its affiliates in the future in the normal course of business. In addition, the trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Corporation Service Company, currently located at 19 West 44th Street, Suite 200, New York, New York 10036, as our agent upon which process may be served in any such action.

We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture and the debt securities.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

"Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York, Hong Kong, Singapore or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

"Company" means Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands.

"Consolidated Affiliated Entity" of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

"Controlled Entity" of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Group" means the Company and our Controlled Entities.

"holder" in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the debt security.

"Lien" means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

"Non-recourse Obligation" means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

"Paying Agent" means The Bank of New York Mellon or its successor as paying agent under the indenture.

"Person" means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

"PRC" means the People's Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

"Preferred Shares," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

"Principal Controlled Entities" at any time shall mean one of our Controlled Entities

  (i)
  as to which one or more of the following conditions is/are satisfied:

  (a)
  its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the Group's consolidated total revenue;

  (b)
  its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the Group's consolidated net profit (before taxation and exceptional items); or

  (c)
  its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group's consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

  (1)
  in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

  (2)
  if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

  (3)
  if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

  (4)
  if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

  (ii)
  that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i)

    above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officer's certificate delivered to the trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

"Relevant Indebtedness" means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

"Stated Maturity" means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.

"Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"trustee" means The Bank of New York Mellon or its successor as trustee under the indenture.

"U.S. GAAP" refers to generally accepted accounting principles in the United States of America.

"U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and the applicable prospectus supplement, when we refer to the "holders" of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depository. Our obligations, as well as the obligations of the trustee, any registrar, any depository and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in "street name." If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

  •
  how it handles payments and notices with respect to the debt securities;

  •
  whether it imposes fees or charges;

  •
  how it handles voting, if applicable;

  •
  how and when you should notify it to exercise any rights or options that may exist under the debt securities on your behalf;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

  •
  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depository." Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depository. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depository, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depository that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

  •
  you cannot have the debt securities registered in your own name;

  •
  you cannot receive physical certificates for your interest in the debt securities;

  •
  you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

  •
  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

  •
  the depository's policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and the Agents have no responsibility for any aspect of the depository's actions or for its records of ownership interests in the global security. We, the trustee and the Agents also do not supervise the depository in any way; and

  •
  the depository will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name if you wish to become a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

  •
  the depository has notified us that it is unwilling or unable to continue as depository for such global security or the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, at a time when such depository is required to be so registered in order to act as depository, and in each case we do not or cannot appoint a successor depository within 90 days; or

  •
  upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depository (and not us, the trustee or any Agent) is responsible for deciding the names of the institutions that will be the initial direct holders.

 ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our operations are conducted in China, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the Cayman Islands. We have also been advised by Maples and Calder (Hong Kong) LLP that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Such uncertainty relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company or its directors and officers. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

We have been advised by our Hong Kong counsel, Simpson Thacher & Bartlett, that there is doubt as to the enforceability in Hong Kong in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Fangda Partners, our counsel as to PRC law, has advised us that there is uncertainty as to whether the PRC courts would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties or similar arrangements between mainland China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties with the United States or the Cayman Islands and there are only limited reciprocity arrangements between mainland China and other jurisdictions governing the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus supplement. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

In addition, it will be difficult for U.S. investors to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. investors, by virtue of only holding the Notes, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

  •
  the name or names of any underwriters, dealers or agents;

  •
  any public offering price;

  •
  the proceeds from such sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

  •
  at a fixed price or prices, which may be changed;

  •
  at prices relating to prevailing market prices at the time of sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

We are being represented by Simpson Thacher & Bartlett LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by a law firm named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law.

 EXPERTS

The audited consolidated financial statements incorporated in this prospectus by reference to Exhibit 99.2 of Alibaba Group Holding Limited's current report on Form 6-K dated February 2, 2021 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Alibaba Group Holding Limited for the year ended March 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the HQG, Inc. and its subsidiaries business the registrant acquired during the year ended March 31, 2020) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers is 22/F, Prince's Building, Central, Hong Kong.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the Internet at the SEC's website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with or furnishing information to the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended March 31, 2020, originally filed with the SEC on July 9, 2020 (File No. 001-36614) (the "2020 Form 20-F"), as updated by our current report on Form 6-K originally furnished to the SEC on February 2, 2021 (Exhibit 99.1 and Exhibit 99.2 to the said report supersede Part I, Item 5. Operating and Financial Review and Prospects — A. Operating Results and Part III, Item 18. Financial Statements of the 2020 Form 20-F, respectively);

  •
  our current report on Form 6-K originally furnished to the SEC on February 2, 2021, including Exhibit 99.1 titled "Updated Part I, Item 5. Operating and Financial Review and Prospects — A. Operating Results, from the Company's Annual Report on Form 20-F for the year ended March 31, 2020, as filed with the Securities and Exchange Commission on July 9, 2020," and Exhibit 99.2 titled "Updated Part III, Item 18. Financial Statements, from the Company's Annual Report on Form 20-F for the year ended March 31, 2020, as filed with the Securities and Exchange Commission on July 9, 2020";

  •
  our current report on Form 6-K originally furnished to the SEC on February 2, 2021, including Exhibit 99.1 titled "Operating and Financial Review and Prospects for the six months ended September 30, 2020" and Exhibit 99.2 titled "Unaudited Condensed Consolidated Financial Statements for the six months ended September 30, 2019 and 2020";

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alibaba Group Holding Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200